Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-114786

PROSPECTUS SUPPLEMENT DATED MARCH 15, 2005
TO
PROSPECTUS DATED MAY 11, 2004

ENER1, INC.

        This prospectus supplement should be read in conjunction with our prospectus dated May 11, 2004, and in particular “Risk Factors” beginning on page 3 of the prospectus.

        This prospectus supplement includes the attached Current Report on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on March 15, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On March 11, 2005, Ener1, Inc. (“Ener1” or the “Company”) entered into a securities purchase agreement under which Ener1 agreed to issue $14.225 million in aggregate principal amount of 7.5% Senior Secured Convertible Debentures (the “Debentures”) and Warrants to purchase 7,112,500 shares of common stock of Ener1 in a private placement to accredited investors under Regulation D of the Securities Act of 1933, as amended. The securities were issued on March 14, 2005. The Company and the investors also entered into a Registration Rights Agreement and a Security Agreement, each dated March 14, 2005. The investors that are parties to the Securities Purchase Agreement and the Registration Rights Agreement are Satellite Strategic Finance Associates, LLC, Satellite Strategic Finance Partners, Ltd., Omicron Master Trust, Castle Creek Technologies Partners LLC, SG Private Banking, Basso Multi-Strategy Holding Fund Ltd., Basso Private Opportunity Holding Fund Ltd. and Iroquois Capital LP. Copies of the forms of debenture, warrant, Securities Purchase Agreement, Registration Rights Agreement, Intercreditor Agreement and Security Agreement are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

        The Debentures mature on March 14, 2009. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning March 31, 2005.

        The interest rate will increase to 15% per year if Ener1 fails to meet the following milestones as of the first anniversary of the date of issuance of the Debentures: (1) a Registration Statement covering the resale of the shares issuable upon conversion of the Debentures and exercise of the Warrants shall have been declared effective and shall be available for resale by the holders of the Debentures and Warrants; (2) Ener1‘s common stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the common stock on such market or exchange shall not have been suspended; (3) an event of default (as defined in the Debentures), or an event that with the passage of time or giving of notice, or both, would constitute an event of default, shall not have occurred and be continuing; (4) the closing bid price of Ener1‘s common stock shall be above $1.50 and (5) the trading volume of shares of Ener1‘s common stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, as the case may be, shall have exceeded $500,000 per day for each of the thirty (30) trading days immediately preceding the day as of which Ener1 declares the conditions in (1) through (4) above to have been satisfied (the “Milestones”). If the interest rate increases and the Milestones are subsequently met for 45 consecutive days, the interest rate will be decreased to 7.5% per year.

        The Debentures are convertible by the holder at any time prior to maturity into shares of common stock of the Company, initially at $1.00 per share, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the conversion price.

        Ener1 may require that a specified amount of the principal of the Debentures be converted if the Milestones are satisfied for a period of 22 consecutive trading days. The maximum aggregate principal amount of the Debentures that Ener1 may require to be converted at any one time is equal to the aggregate dollar volume of Ener1 common stock traded on the principal market for such stock during the last 7 trading days of the 22 trading day period described above.

        At any time on or after March 14, 2008, Ener1 may prepay some or all of the principal of the Debentures at a price of one hundred and three percent (103%) of the amount of unpaid principal, plus accrued interest.

        Upon certain change in control events, or upon an event of default (as defined in the Debentures) a holder may require Ener1 to repurchase such holder’s Debentures in cash at the price specified in the Debentures.

        The Debentures are senior to Ener1‘s existing and future indebtedness and pari passu with Ener1‘s Senior Secured Debentures due 2009 issued in January 2004 (the “Existing Debentures”). In accordance with the Securities Purchase Agreement dated January 16, 2004 governing the Existing Debentures, the holders of two-thirds of the Ener1 common stock issuable under the Existing Debentures consented to the issuance of the Debentures by the Company. Some of the purchasers of the Debentures, including Satellite A Strategic Finance Associates LLC, Satellite Strategic Finance Partners Ltd., Vertical Ventures and Omicron Master Trust, or their affiliates, are also holders of Existing Debentures.

        The Security Agreement provides that Ener1 will grant a security interest in favor of the investors in certain collateral if (1) after the first anniversary of the issuance of the Debentures, the Ener1 common stock is not listed on the Nasdaq National or SmallCap Market or the New York Stock Exchange or trading in Ener1 stock on such market or exchange is suspended; or (2) a default under the Security Agreement occurs, Ener1 would grant the holders of the Debentures a security interest.

        In connection with the issuance of the Debentures, Ener1 issued warrants to the investors to purchase an aggregate of up to 4,267,500 shares at $1.15 per share and an aggregate of up to 2,845,000 shares at $1.25 per share. The initial exercise prices are subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the exercise price. Ener1 also agreed to issue Warrants to purchase up to 426,750 shares to SG Cowen & Co., LLC, which acted as placement agent for the private placement.

        The Warrants are exercisable (in whole or in part) at any time on or before March 14, 2010.

        The Securities Purchase Agreement requires the consent of holders of the Debentures for certain Ener1 actions, including incurring additional debt, incurring certain liens and making certain restricted payments.

        If Ener1 or any of its subsidiaries issue capital stock prior to March 15, 2006, the purchasers of the Debentures have the right, with certain exceptions, to purchase up to twenty percent of the capital stock issued by Ener1 or its subsidiary.

        Under the Registration Rights Agreement, the Company has agreed to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the shares of Ener1 common stock issuable upon conversion of the Debentures and exercise of the Warrants within 30 days of March 14. 2005 and (2) use its reasonable best efforts to cause the registration statement to become effective within 90 days of March 14, 2005. Ener1 will be required to make certain payments to the holders of the Debentures and the Warrants if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

        The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

Item 2.03 Creation of a Direct Financial Obligation.

        The response to Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

        The response to Item 1.01 above is incorporated herein by reference.

Item 9.01 Exhibits.

4.1	Form of 7.5% Senior Secured Convertible Debenture

4.2	Form of Warrant to Purchase Common Stock

4.3	Registration Rights Agreement, dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.1	Form of Securities Purchase Agreement, dated as of March 11, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.2	Form of Security Agreement dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.3	Form of Intercreditor Agreement dated as of March 11, 2004, among Ener1, Inc., the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures and the purchasers of Ener1, Inc.'s 5% Senior Secured Convertible Debentures

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2005	Ener1, Inc. (Registrant) By: /s/ Kevin Fitzgerald —————————————— Kevin Fitzgerald Chief Executive Officer

Exhibit Index

4.1	Form of 7.5% Senior Secured Convertible Debenture

4.2	Form of Warrant to Purchase Common Stock

4.3	Registration Rights Agreement, dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.1	Form of Securities Purchase Agreement, dated as of March 11, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.2	Form of Security Agreement dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.3	Form of Intercreditor Agreement dated as of March 11, 2004, among Ener1, Inc., the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures and the purchasers of Ener1, Inc.'s 5% Senior Secured Convertible Debentures

Exhibit A to the
Securities Purchase Agreement

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN THE EVENT OF A PARTIAL PAYMENT, REDEMPTION OR CONVERSION. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT INDICATED BELOW.

ENER1, INC.

7.5% SENIOR SECURED CONVERTIBLE DEBENTURE

New York, New York Issue Date: March 14, 2005	$____________

        FOR VALUE RECEIVED, ENER1, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of __________________ or its permitted successors or assigns (the “Holder”) the sum of __________________ ($_______________) in same day funds, on or before [the four-year anniversary of the Issue Date] (the “Maturity Date”). The Holder may convert amounts of principal of this Debenture into shares (“Conversion Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms and subject to the conditions set forth herein.

        The Company has issued this Debenture pursuant to a Securities Purchase Agreement, dated as of March 11, 2005 (the “Securities Purchase Agreement”). The debentures issued by the Company pursuant to the Securities Purchase Agreement, including this Debenture, are collectively referred to herein as the “Debentures”, and the warrants issued by the Company pursuant to the Securities Purchase Agreement are collectively referred to herein as the “Warrants”.

        The Company’s obligations under the Debentures, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured pursuant to the terms of the Security Agreement (as defined in the in the Securities Purchase Agreement), which grants the Holder and other holders of the Debentures a “springing” first priority security interest and lien in all of the securities of EnerDel and GES now or hereafter acquired by the Company; provided that such security interest and lien will not become effective except in accordance with the Security Agreement.

        The following terms shall apply to this Debenture:

1. DEFINITIONS.

        “Applicable Interest Rate” means seven and one-half percent (7.5%) per annum, provided that if any of the Milestones (as defined below) are not (and do not remain) satisfied at any time on or after the three hundred and sixty fifth (365th) day following the Issue Date, the Applicable Interest Rate shall be increased to fifteen percent (15%) per annum; provided, however, that if the Applicable Interest Rate increases pursuant to the preceding clause, and subsequent thereto all of the Milestones are satisfied concurrently for a period of at least forty five (45) consecutive calendar days, the Applicable Interest Rate shall be seven and one-half percent (7.5%) per annum for all periods thereafter, provided that if the Company again fails to maintain any of the Milestones, the Applicable Interest Rate will again increase to fifteen percent (15%).

        “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in New York, New York.

        “Closing Bid Price” shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm’s determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

        “Continuing Director” means at any date a member of the Company’s Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

        “Conversion Price” means $1.00 (subject to adjustment as provided herein).

        “Debt” means as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien (other than a Permitted Lien) existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person (other than the Company’s obligation to redeem the Securities under the circumstances specified therein). Debt shall not include any liability for (i) federal, state, local or other taxes imposed by a Governmental Authority, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been fully and finally defeased in accordance with the terms of the documents governing such indebtedness.

        “Default Interest Rate” means the lower of fifteen (15%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

        “Effective Date” has the meaning set forth in the Registration Rights Agreement.

        “Existing Debentures” means the Company's 5% Senior Secured Convertible Debentures due January 21, 2009.

        “Existing Securities” means the Existing Debentures and warrants sold by the Company pursuant to the Existing Securities Purchase Agreement.

        “Existing Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of January 16, 2004, by and between the Company and the investors named therein for the sale and issuance by the Company of the Existing Debentures and certain warrants.

        “Fundamental Change” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, other than dispositions of Common Stock by Ener1 Group, Inc. through open market transactions or sales pursuant to Rule 144, as long as (i) the purchaser of such stock has not been solicited, directly or indirectly, in connection with such transaction and (ii) no such purchaser is, immediately following such transaction or series of transactions, the beneficial owner of greater than five percent (5%) of the Common Stock; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company (other than Ener1 Group, Inc. or a wholly-owned Subsidiary of the Company); and (e) Continuing Directors do not at any time constitute at least a majority of the Board of Directors; provided that a Fundamental Change shall not be deemed to have occurred if at least ninety percent (90%) of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of (and the capital stock into which the Debentures would be convertible consists of) shares of capital stock that are, or upon issuance will be, listed on the New York Stock Exchange or approved for trading on the Nasdaq National Market System.

        “Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

        “ Agreement” means the Amended and Restated Intercreditor Agreement, dated as of March 11, 2005, by and among the Company, the holders of the Existing Debentures and the holders of the Debentures.

        “Issue Date” means the date on which this Debenture is issued pursuant to the Securities Purchase Agreement.

        “Junior Securities” means all securities of the Company issued and outstanding at any time, other than the Debentures and the Existing Debentures.

        “Lien” and “Permitted Lien” shall have the respective meanings set forth in the Securities Purchase Agreement.

        “Liquidation Event” has the meaning specified in Section 7 hereof.

        “Major Transaction” means a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets.

        “Market Price” means, as of a particular date, the lesser of (i) the average of the Closing Bid Prices for the Common Stock occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date and (ii) the Closing Bid Price on the Trading Day immediately preceding such date.

        “Milestone” means each of the following events:

    (i)        the Registration Statement shall have been declared effective and shall be available to the Holder, and shall cover the number of Registrable Securities required by the Registration Rights Agreement, or all Registrable Securities may be sold by the Holder, assuming the Holder is not an affiliate (as defined in Rule 144), pursuant to Rule 144(k);

    (ii)        the Common Stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the Common Stock on such market or exchange shall not have been suspended;

(iii) the Closing Bid Price shall be greater than $1.50;

    (iv)        the trading volume of shares of Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, as the case may be, as reported by Bloomberg (or, if Bloomberg is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company), shall have exceeded $500,000 per day for each of the thirty (30) immediately preceding Trading Days; and

(v) an Event of Default (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, shall not have occurred and be continuing.

        “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

        “Principal Market” means the principal securities exchange or market on which the Common Stock is listed or traded.

        “Real Property” has the meaning specified in the Securities Purchase Agreement.

        “Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

        “Registration Rights Agreement” means the agreement, dated as of March 14, 2005, between the Holder and the Company pursuant to which the Company has agreed to register the shares of Common Stock issuable under the Debentures and the Warrants.

        “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

        “Scheduled Interest Payment Date” means each March 31, June 30, September 30, and December 31 following the Issue Date, with the first Scheduled Interest Payment Date occurring on March 31, 2005, provided, that if any of such days in any year is not a Business Day, then the Scheduled Interest Payment Date shall be the Business Day immediately following such date.

        “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

        All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Any capitalized term that is not defined herein shall have the meaning specified in the Securities Purchase Agreement.

2. INTEREST.

    (a)        Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof (“Interest”) at an annual rate equal to the Applicable Interest Rate in effect from time to time, computed on the basis of a 360-day year and calculated using the actual number of days elapsed since the Issue Date or the day on which Interest was most recently paid, as the case may be, and if not timely paid as provided herein, compounded quarterly on each Scheduled Interest Payment Date. The Company shall pay accrued and unpaid Interest in cash (i) on each Scheduled Interest Payment Date, (ii) on the Maturity Date and (iii) on any date on which the entire principal amount of this Debenture is paid in full (whether through conversion or otherwise) (each of (i), (ii) and (iii) being referred to herein as an “Interest Payment Date”).

    (b)        Default Interest. Any amount of Interest that is not paid on the relevant Interest Payment Date shall bear interest at the Default Interest Rate. The Company must pay interest at the Default Interest Rate in cash on or before the fifth (5th) Business Day following the last day of each calendar month in which such interest accrues.

3. CONVERSION.

    (a)        Right to Convert. Subject to the conditions and limitations specifically provided herein or in the Securities Purchase Agreement, the Holder shall have the right to convert, at any time and from time to time after the Issue Date, (i) all or any part of the outstanding and unpaid principal amount of this Debenture and (ii) at the Holder’s option, in its sole discretion, all accrued and unpaid Interest hereon, into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a “Conversion”). In the event that the Holder elects to convert all or any Interest accrued hereon, the amount of Interest otherwise due and payable hereunder shall be reduced by the amount so converted.

    (b)        Conversion Notice. In order to convert principal of (and, if the Holder so elects, Interest accrued on) this Debenture, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such Conversion (the “Conversion Date”), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal (and accrued Interest, if applicable) to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a “Conversion Notice”). The Conversion Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such conversion shall be issued. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. The Holder shall not be required to physically surrender this Debenture to the Company in order to effect a Conversion. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend Annex II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within two (2) Business Days of receipt of the Holder’s Conversion Notice. The Company shall use its best efforts to cause such accountants to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

    (c)        Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of (and, if the Holder so elects, Interest accrued on) this Debenture being converted divided by the Conversion Price.

    (d)        Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Company shall, no later than the close of business on the third (3rd) Business Day following the later to occur of (i) the Conversion Date set forth in such Conversion Notice and (ii) the date on which the transfer taxes specified in paragraph 3(b), if any, are paid in full (the “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to the Holder, as long as the Company’s designated transfer agent or co-transfer agent in the United States for the Common Stock (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

    (e)        Failure to Deliver Conversion Shares.

        In the event that the Company fails for any reason to deliver to the Holder the number of Conversion Shares specified in a Conversion Notice (without any restrictive legend to the extent permitted by the terms of the Securities Purchase Agreement) on or before the second (2d) Business Day following the Delivery Date therefor (a “Conversion Default”), the Holder shall have the right to receive from the Company the greater of the following amounts:

        (A)        an amount equal to (i) (N/365) multiplied by (ii) the principal amount of, and any Interest accrued on, this Debenture represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the Default Interest Rate, where “N” equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the date on which such Conversion Default has been cured; and

        (B)        an amount equal to (i) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares upon such Conversion minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Company pursuant to such Conversion.

        In addition to its right to receive the foregoing amounts, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Amounts payable under this paragraph (e) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this paragraph (e).

    (f)        Limitations on Right to Convert.

        In no event shall the Holder be permitted to convert principal of or Interest on this Debenture in excess of that amount upon the Conversion of which (x) the number of Conversion Shares to be issued pursuant to such Conversion plus (y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (f)) would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion will not violate the provisions of this paragraph (f). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph (f) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether this Debenture is convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder’s representation that this Debenture is convertible pursuant to the terms hereof. The Company shall have no liability to any person if the Holder’s determination of whether this Debenture is convertible pursuant to the terms hereof is incorrect. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this paragraph may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days’ prior written notice to the Company, to waive the provisions of this paragraph (f) in the event that either a Fundamental Change or Liquidation Event is announced or occurs, without obtaining such consent.

4.     ADJUSTMENTS TO CONVERSION PRICE.

    (a)        Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company’s transfer agent of such change on or before the effective date thereof.

    (b)        Major Transactions. If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon Conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon Conversion had such Major Transaction not taken place (without giving effect to any limitations on such Conversion contained in this Debenture or the Securities Purchase Agreement). The Company shall not effect any Major Transaction unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on conversion contained in paragraph 3(f) hereof, the Holder would beneficially own more than 4.9% of the Common Stock then outstanding, and the Holder has notified the Company in writing of such circumstance) but in no event later than fifteen (15) days prior to the record date for the determination of stockholders entitled to vote with respect thereto; provided, however, that the Company shall publicly disclose the material terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder, and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Debenture (including, without limitation, the obligation to make payments of Interest accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon Conversion of this Debenture as of the date of such transaction, and shall similarly apply to successive Major Transactions.

    (c)        Distributions. If, at any time after the Issue Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) Business Days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”). The Holder shall be entitled, at its option (to be exercised by written notice delivered to the Company on or before the fifteenth (15th) Business Day following the date on which a Distribution Notice is delivered to the Holder), either (A) upon any Conversion of this Debenture on or after the Record Date, to be entitled to receive, on the Distribution Date (for Conversions effected prior to the Distribution Date) or the applicable Delivery Date (for Conversions effected after the Distribution Date), the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such Conversion (without giving effect to any limitations on such Conversion contained in this Debenture or the Securities Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the Record Date or (B) upon any Conversion of this Debenture on or after the Distribution Date, to reduce the Conversion Price applicable to such Conversion by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Board of Directors. Notwithstanding anything herein to the contrary, if the Holder does not notify the Company of whether the Holder has elected clause (A) or (B) in the preceding sentence by the date that is fifteen (15) Business Days after the date on which the Company delivers a Distribution Notice to the Holder, the Company shall have the right, exercisable upon written notice to the Holder, to determine whether clause (A) or (B) shall be applicable to Conversions effected on or after the Distribution Date.

    (d)        Convertible Securities; Purchase Rights. If, at any time after the Issue Date, the Company issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”) to the record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the Holders shall be entitled, upon any Conversion of this Debenture after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which the Holder would have received with respect to the shares of Common Stock issuable upon such conversion (without giving effect to any limitations on such Conversion contained in this Debenture or the Securities Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued).

    (e)        Dilutive Issuances.

    (i)        Adjustment Upon Dilutive Issuance. If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph (ii) of this paragraph (e) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Conversion Price shall be adjusted as follows:

    (A)        If such Dilutive Issuance occurs prior to the Effective Date, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Company will not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock (other than Excluded Securities (as defined below) for no consideration.

    (B)        If such Dilutive Issuance occurs on or after the Effective Date, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

N0 + N1 N0 + N2

      where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights, including the Debentures and Warrants);

N1 = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

    (ii)        Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i) of this paragraph (e), the following will be applicable:

(A)        Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Purchase Rights” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Purchase Rights, upon the expiration or termination of such Purchase Rights, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

(B)        Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”); provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution,such Convertible Security shall not be deemed to be a Variable Rate Convertible Security, then for purposes of the first sentence of this subparagraph (b), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (e) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. To the extent that shares of Common Stock are not delivered pursuant to conversion of such Convertible Securities, upon the expiration or termination of the right to convert such Convertible Securities into Common Stock, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

(C)        Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

(D)        Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this paragraph (e) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

(E)        Issuances Pursuant To Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not specifically disclosed in a schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Purchase Rights specifically disclosed in a schedule to the Securities Purchase Agreement as a result of the issuance of the Debentures or Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in such schedule, such excess shares shall be deemed to have been issued for no consideration.

    (iii)        Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this paragraph (e) upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (I) the Securities and the Existing Securities; (II) securities issued upon conversion or exercise of the Existing Securities; (III) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the independent members of the Board of Directors with substantially the same terms as such plans in effect as of the Issue Date, and (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; (IV) any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board of Directors, including any type of loan or payment evidenced by any type of Debt instrument, provided the value of the equity portion of any such borrowings, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%) of such borrowing; (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (VI) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date and as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition; (VII) shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the date hereof, including, without limitation, the Existing Securities; and (VIII) shares issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company ‘s business and not in connection with a transaction the purpose of which is to raise equity capital.

    (iv)        Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph (e) resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon Conversion of this Debenture, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment, readjustment or change, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Conversion of this Debenture.

5.     FORCED CONVERSION.

    (a)        Forced Conversion. In the event that all of the Milestones are satisfied on each Trading Day occurring during any period of twenty-two (22) consecutive Trading Days commencing after the Issue Date (a “Forced Conversion Period”), the Company shall have the right to require Conversion of this Debenture (a “Forced Conversion”). In the event of a Forced Conversion, the Company and the Holder shall follow the procedures for Conversion set forth in Section 3 above, with the Forced Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 3, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 3.

    (b)        Forced Conversion Notice. In order to effect a Forced Conversion hereunder, the Company must deliver to the Holder written notice thereof (a “Forced Conversion Notice”) on or before 5:00 p.m. (eastern time) on the Business Day immediately following the last Trading Day of the Forced Conversion Period (such Business Day, the “Forced Conversion Date”) and, at the same time that it delivers such notice, the Company shall send a copy of such notice by email as long as the Holder has provided an email address to the Company. Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of the Holder to convert this Debenture prior to the Forced Conversion Date or (ii) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of Section 3 hereof. The Forced Conversion Notice shall specify the aggregate principal amount of the Debentures that is subject to the Forced Conversion, which amount shall not exceed the aggregate dollar volume traded on the Company’s principal market during the seven (7) Trading Days immediately preceding the Forced Conversion Date and (ii) shall be allocated among the holders of the Debentures on a pro rata basis; provided, however, that in no event shall any amount of principal be converted hereunder if, as a result, any limitation on Conversion contained herein or in the Securities Purchase Agreement would be violated. On the Forced Conversion Date, the Holder will be deemed to have converted an amount of principal of this Debenture equal to (A) its pro rata share of the aggregate principal amount specified in the Forced Conversion Notice minus (B) the amount of principal of this Debenture converted by the Holder during the twenty-two trading days immediately preceding the Forced Conversion Date.

6. EVENTS OF DEFAULT; MANDATORY REDEMPTION.

    (a)       Mandatory Redemption. In the event that an Event of Default (as defined below) or a Fundamental Change occurs, the Holder shall have the right, upon written notice to the Company (a “Mandatory Redemption Notice”), to have all or any portion of the unpaid principal amount of this Debenture, plus all accrued and unpaid Interest thereon, redeemed by the Company (a “Mandatory Redemption”) at the Mandatory Redemption Price (as defined below) in same day funds. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the “Mandatory Redemption Date”), which date must be at least five (5) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Company, and the amount of principal and Interest to be redeemed. In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the Business Day immediately following the first Business Day on which an Event of Default is no longer continuing; provided, however, that with respect to a Fundamental Change, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the third (3rd) Business Day following the date on which the Fundamental Change is effected.

    (a)       Mandatory Redemption Price Upon Fundamental Change. In the event of a Fundamental Change, then the “Mandatory Redemption Price” shall be equal to:

    (i)        if such Fundamental Change occurs on or prior to the first (1st) anniversary of the Closing Date, the product of (A) the sum of (x) the unpaid principal hereof being redeemed plus (y) accrued and unpaid Interest thereon times (B) one hundred twenty percent (120%);

    (ii)        if such Fundamental Change occurs after the first (1st) anniversary of the Closing Date and on or prior to the second (2nd) anniversary of the Closing Date, the product of (A) the sum of (x) the unpaid principal hereof being redeemed plus (y) accrued and unpaid Interest thereon times (B) one hundred fifteen percent (115%); and

    (iii)        if such Fundamental Change occurs after the second (2nd) anniversary of the Closing Date, the product of (A) the sum of (x) the unpaid principal hereof being redeemed plus (y) accrued and unpaid Interest thereon times (B) one hundred ten percent (110%).

    (c)       Mandatory Redemption Price Upon Event of Default. In the event of an Event of Default, the “Mandatory Redemption Price” shall be equal to the greater of:

(i) the product of (A) the sum of (x) the unpaid principal hereof being redeemed plus (y) accrued and unpaid Interest thereon times (B) one hundred five percent (105%);

    (ii)        the product of (A) the number of Conversion Shares that would then be issuable upon conversion of the portion of this Debenture being redeemed (without regard to any limitation on such conversion or exercise) times (B) the Market Price then in effect.

    (d)       Payment of Mandatory Redemption Price.

    (i)            The Company shall pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all Interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Company for cancellation.

    (ii)            If the Company fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

    (e)        Events of Default. Each of the following events shall be deemed an “Event of Default”:

(i) a Liquidation Event occurs or is publicly announced;

    (ii)            the Company breaches or provides notice of its intent to breach, in a material respect, any covenant or other material term or condition of this Debenture (including without limitation any payment obligation thereunder), the Securities Purchase Agreement, the Security Agreement, the Registration Rights Agreement or any other Transaction Document, including but not limited to the Company’s failure to deliver Conversion Shares and Warrant Shares on or before the Delivery Date therefor, and such breach continues for a period of ten (10) Business Days following written notice thereof from the Holder, provided, that if during such ten Business Day period, the Company is diligently and in good faith taking steps to cure such breach, such period will be extended from ten Business Days to fifteen (15) Business Days;

    (iii)            any representation or warranty made by the Company contained in this Debenture, the Securities Purchase Agreement, the Security Agreement, the Registration Rights Agreement or any other Transaction Document is inaccurate or misleading in any material respect as of the date such representation or warranty was made; provided, however, that to the extent any such representation or warranty is capable of being cured with the same effect as though such representation or warranty were true and accurate as of the date made, the Company shall have a period of five (5) Business Days following written notice from the Holder that such representation or warranty is inaccurate or misleading to effect such cure; provided, that if during such five Business Day period, the Company is diligently and in good faith taking steps to cure such breach, such period will be extended from five Business Days to ten (10) Business Days;

    (iv)            a default occurs, after giving effect to any applicable grace or cure period, under or with respect to any instrument that evidences Debt of the Company or any of its Subsidiaries in a principal amount exceeding $100,000; and

    (v)            the occurrence of (x) any “Event of Default” as such term is defined in the Existing Debentures, or (y) any event or circumstance that with the lapse of time or giving of notice (or both) would constitute such “Event of Default.”

    (f)        Redemption Upon Distribution by EnerDel or GES. In the event that either EnerDel or GES makes a cash distribution to the Company, the Company shall promptly notify the Holder in writing of such distribution. The Holder shall have the right to cause the Company to redeem a portion of this Debenture equal to the Holder’s Pro Rata Share (as hereinafter defined) of such distribution. The term “Pro Rata Share” means, with respect to the Holder, the percentage obtained by dividing (i) the amount of principal and accrued and unpaid interest outstanding on this Debenture by (ii) the aggregate amount of principal and accrued and unpaid interest then outstanding on all of the Debentures. In order to exercise the redemption right set forth herein with respect to a distribution, the Holder must notify the Company in writing of its election to exercise such redemption right within five Business Days of receiving notice of such distribution. The Company shall pay the applicable redemption amount to the Holder no later than two Business Days upon receipt of such redemption notice.

7.     PRIORITY ON LIQUIDATION.

        The rights of the Debentures and the Existing Debentures shall be pari passu and shall each rank senior to any other Debt of the Company or Junior Securities. In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, the Company Subsidiaries or to its or their creditors, as such, or to its or their assets or (y) the dissolution or other winding up of the Company or the Company Subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary (each a “Liquidation Event”), the holders of the Debentures shall be entitled, pari passu with the amounts payable to the holders of the Existing Debentures, to receive payment in full of all principal of, and all Interest and other amounts due or to become due on, the Debentures before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any Debt of the Company or Junior Securities, whether on account of any purchase, exchange or redemption or other acquisition of such Debt or Junior Securities, at maturity or otherwise. Notwithstanding the foregoing, in the event that an involuntary petition in bankruptcy is filed against the Company or any Company Subsidiary, such event shall not be deemed to be a Liquidation Event as long as the Company or such Subsidiary actively contests such petition and obtains a dismissal thereof within ninety (90) days of such filing.

8.     PREPAYMENT.

        The Company shall not be entitled to prepay principal of this Debenture until the third (3rd) anniversary of the Issue Date. The amount payable by the Company to the Holder upon any such prepayment shall be equal to one hundred and three percent (103%) of the amount of unpaid principal hereof, plus accrued interest. The Company shall deliver written notice of any such prepayment to the Holder at least twenty (20) Trading Days prior to the date on which such prepayment is intended to be made. The Company shall not prepay principal of any Debenture unless it prepays the principal of each of the other Debentures on a pro rata basis. Notwithstanding the foregoing, the Holder may convert all or any portion of this Debenture at any time or from time to time prior to the date on which such prepayment is actually made.

9.     TAXES.

Notwithstanding any other provision of this Debenture or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

10. MISCELLANEOUS.

    (a)        Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

    (b)        Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

      If to the Company:

      Ener1, Inc.
      550 Cypress Creek Road
      Suite 120
      Fort Lauderdale, Florida 33309
      Attn: Kevin P. Fitzgerald
      Tel: 954-202-4442
      Fax: 954-202-2884

      with a copy to:

      Gibson, Dunn & Crutcher LLP
      1050 Connecticut Avenue N.W.
      Washington, DC 20036
      Attn: Stephen I. Glover
      Tel: 202 955-8500
      Fax: 202 467-0539

and if to the Holder, at such address as the Holder shall have furnished the Company in writing.

    (c)        Amendments. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least sixty-six percent (66%) of the unpaid principal amount of the Debentures, it being understood that, notwithstanding anything to the contrary contained in any Debenture, upon the satisfaction of the conditions described in (A) and (B) above, each Debenture (including any Debenture held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

    (d)        Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Debenture in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new debenture identical in all respects to this Debenture, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

    (e)        Lost or Stolen Debenture. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

    (f)        Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

    (g)        Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

    (h)        Usury. This Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Debenture, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

ENER1, INC.

By:____________________________
      Name: Kevin P. Fitzgerald
      Title: Chief Executive Officer

ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the 7.5% Senior Secured Convertible Debenture (the “Debenture”) issued by ENER1, INC. (the “Company”) into shares of common stock (“Common Stock”) of the Company according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.

Date of Conversion:_______________________________

Principal Amount of
Debenture to be Converted:________________________

Amount of Interest
to be Converted:__________________________________

Number of Shares of
Common Stock to be Issued:________________________

Name of Holder:___________________________________

Address:__________________________________________
        __________________________________________
        __________________________________________

Signature:________________________________________
                  Name:
Title:

Holder Requests Delivery to be made: (check one)

 By Delivery of Physical Certificates to the Above Address

 Through Depository Trust Corporation
(Account_____________________________________)

ANNEX II

Schedule of
Decreases
of Principal Amount

Principal Balance	Amount of Decrease	Date
],000,000	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________
_________________	___________________	_________________

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT

TO PURCHASE COMMON STOCK

OF

ENER1, INC.

Issue Date: March 14, 2005	Warrant No. ____

        THIS CERTIFIES that ______________________ or any subsequent holder hereof (the “Holder”), has the right to purchase from ENER1, INC., a Florida corporation (the “Company”), up to __________ fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is issued (the “Issue Date”) and ending at 7:00 p.m., eastern time, on the date that is the fifth (5th) anniversary of the Issue Date (or, if such date is not a Business Day, on the first (1st) Business Day immediately following such date) (the “Expiration Date”). This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of March 11, 2005 (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

    1.        Exercise.

    (a)        Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $____, subject to adjustment for the events specified in Section 6 below.

    (b)        Exercise Notice. In order to exercise this Warrant, the Holder shall (i) send to the Company by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), (A) an executed copy of the notice of exercise in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), and (B) a copy of the original Warrant, and, (ii) in the case of a Cash Exercise (as defined below), pay the Exercise Price to the Company by wire transfer. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed within the time periods specified in Section 2 below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within two (2) Business Days following the date on which the Holder’s Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

    (c)        Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

    (d)        Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

    2.        Delivery of Warrant Shares Upon Exercise. Upon receipt of a fax copy of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price and the taxes specified in paragraph 1(b) above, if any, are paid in full, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice, and (C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (each of the dates specified in (A), (B) or (C) being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Company’s designated transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Warrant Shares are not eligible for delivery through the FAST system, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

    3.        Failure to Deliver Warrant Shares.

        In the event that the Holder has not received certificates (without any restrictive legend except as expressly required by the Securities Purchase Agreement) representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the second (2nd) Business Day following the Delivery Date therefor (an “Exercise Default”), the Holder shall have the right to receive from the Company an amount equal to (A) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon such exercise minus (B) the aggregate Exercise Price for such Warrant Shares (which payment shall not relieve the Company from its obligation to deliver such Warrant Shares to the Holder); provided, that if, in lieu of or in addition to purchasing shares of Common Stock for the purpose of making delivery on such sale, the Holder borrows shares of Common Stock in order to make such delivery, the Holder shall have the additional right to be reimbursed by the Company for all costs associated with effecting such borrowing transaction.

        The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). The amounts specified herein shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice thereof from the Holder.

    4.        Exercise Limitations. In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. The Company shall have no liability to any person if the Holder’s determination of whether this Warrant is convertible pursuant to the terms hereof is incorrect. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days’ prior written notice to the Company, to waive the provisions of this Section 4 in the event that a Major Transaction (as defined below) is announced or occurs.

    5.        Payment of the Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

    (a)        through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

    (b)        if, at any time following the Registration Deadline (as defined in the Registration Rights Agreement), an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a “Cashless Exercise”). The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A
where:	X = the number of Warrant Shares to be issued to the Holder;
Y = the number of Warrant Shares with respect to which this Warrant is being exercised;
A = the Market Price as of the Exercise Date; and
B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

    6.        Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

    (a)        Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

    (b)        Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) Business Days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”). The Holder shall be entitled, at its option (to be exercised by written notice delivered to the Company on or before the fifteenth (15th) Business Day following the date on which a Distribution Notice is delivered to the Holder), either (A) upon any exercise of this Warrant on or after the Record Date, to be entitled to receive, on the Distribution Date (for any exercise effected prior to the Distribution Date) or the applicable Delivery Date (for any exercise effected after the Distribution Date), the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the Record Date or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. Notwithstanding anything herein to the contrary, if the Holder does not notify the Company of whether the Holder has elected clause (A) or (B) in the preceding sentence by the date that is fifteen (15) Business Days after the date on which the Company delivers a Distribution Notice to the Holder, the Company shall have the right, exercisable upon written notice to the Holder, to determine whether clause (A) or (B) shall be applicable to exercises of this Warrant effected on or after the Distribution Date.

    (c)        Dilutive Issuances.

    (i)        Adjustment Upon Dilutive Issuance. If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Exercise Price shall be adjusted as follows:

    (A)        If such Dilutive Issuance occurs prior to the Effective Date (as defined in the Registration Rights Agreement), then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Company shall not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock (other than Excluded Securities (as defined below) for no consideration.

    (B)        If such Dilutive Issuance occurs on or after the Effective Date, then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

         N0 + N1
         N0 + N2

      where:

N0	= the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”), including the Debentures and Warrants);

N1	= the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

N2	= the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

    (ii)        Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (i) of this paragraph (c), the following will be applicable:

    (A)        Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Purchase Rights” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Purchase Rights, upon the expiration or termination of such Purchase Rights, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

    (B)        Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”), then for purposes of the first sentence of this subparagraph (B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. To the extent that shares of Common Stock are not delivered pursuant to conversion of such Convertible Securities, upon the expiration or termination of the right to convert such Convertible Securities into Common Stock, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

    (C)        Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

    (D)        Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

    (E)        Issuances Pursuant To Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not included in the Disclosure Schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Purchase Rights disclosed in a schedule to the Securities Purchase Agreement as a result of the issuance of the Debentures or Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in such schedule, such excess shares shall be deemed to have been issued for no consideration.

    (iv)        Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (I) the Securities and the Existing Securities (as defined in the Debentures); (II) securities issued upon conversion or exercise of the Existing Securities; (III) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the independent members of the Board of Directors with substantially the same terms as such plans in effect as of the Issue Date, and (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; (IV) any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board of Directors, including any type of loan or payment evidenced by any type of Debt instrument, provided the value of the equity portion of any such borrowings, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%) of such borrowing; (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (VI) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date and as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition; (VII) shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the date hereof, including, without limitation, the Existing Securities; and (VIII) shares issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company ‘s business and not in connection with a transaction the purpose of which is to raise equity capital.

    (v)        Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this paragraph (c) resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

    (d)        Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least thirty (30) days written notice prior to the closing of such Major Transaction (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on exercise contained in Section 4 hereof, the Holder would beneficially own more than 4.9% of the Common Stock then outstanding, and the Holder has notified the Corporation in writing of such circumstance); provided, however, that the Company shall publicly disclose the terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder. Upon the occurrence of a Major Transaction, (i) the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issued to Holder for such exercise, the same per share consideration paid to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as are deemed appropriate by the Company’s Board of Directors in order to preserve the economic benefits of this Warrant to the Holder.

    (e)        Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein other than pursuant to Section 6(c) hereof that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

    7.        Fractional Interests.

        No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

    8.        Transfer of this Warrant.

        The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

    9.        Benefits of this Warrant.

        This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

    10.        Loss, theft, destruction or mutilation of Warrant.

        Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

    11.        Notice or Demands.

        Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Ener1, Inc.
550 Cypress Creek Road
Suite 120
Fort Lauderdale, Florida 33309
Attn: Kevin P. Fitzgerald
Tel: (954) 202-4442
Fax: (954) 202-2884

with a copy to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, DC 20036
Attn: Stephen I. Glover
Tel: 202 955-8500
Fax: 202 467-0539

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

    12.        Taxes.

    (a)        The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

    (b)        Notwithstanding any other provision of this Warrant or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

    13.        Applicable Law.

        This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

    14.        Amendments.

        No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least sixty-six percent (66%) of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

    15.        Headings.

        The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ENER1, Inc. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

EXHIBIT A to WARRANT

EXERCISE NOTICE

        The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of ENER1, INC. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

    1.        Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

        ______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

        ______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

    2.        Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

      Date: ______________________

      Name of Registered Holder:______________________

      By: _______________________________
      Name:
      Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of ENER1, INC. evidenced by the attached Warrant.

      Date: ______________________

      Name of Registered Holder

      By: _______________________________
      Name:
      Title:

      Transferee Name and Address:
      _______________________________
      _______________________________
      _______________________________

Exhibit E to the
Securities Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 14, 2005, is entered into by and between ENER1, INC., a Florida corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

    A.        The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of March 11, 2005 (the “Securities Purchase Agreement”), to issue and sell to each Investor named therein shares of 7.5% Senior Secured Convertible Debentures (the “Debentures”), a Series A Warrant (as defined in the Securities Purchase Agreement) and a Series B Warrant (as defined in the Securities Purchase Agreement).

    B.        The Debentures are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Warrants (as defined in the Securities Purchase Agreement) are exercisable into shares of Common Stock (the “Warrant Shares”) in accordance with their terms.

    C.        In order to induce each Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws.

        In consideration of each Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

        For purposes of this Agreement, the following terms shall have the meanings specified:

    (a)       “Allowed Day” has the meaning set forth in Section 2(d) below;

    (b)       “Business Day” means any day other than a Saturday, a Sunday or a day on which the Commission or commercial banks located in New York City are authorized or permitted by law to close;

    (c)       “Commission” means Securities and Exchange Commission;

    (d)       “Effective Date” means the date on which the Registration Statement is declared effective by the Commission;

    (e)       “Exchange Act” means the Securities Exchange Act of 1934.

    (f)       “Filing Deadline” means the thirtieth (30th) calendar day following the Closing Date;

    (g)       “Holder” means any person owning or having the right to acquire, through conversion of the Debentures or exercise of the Warrants or otherwise, Registrable Securities, including initially each Investor and thereafter any permitted assignee thereof;

    (h)       “Loss” has the meaning set forth in Section 6(a);

    (i)       “Proposed Registration” has the meaning set forth in Section 3 below;

    (j)       “Registrable Securities” means the Conversion Shares and the Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Debentures or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares;

    (k)       “Registration Deadline” means the ninetieth (90th) calendar day following the Closing Date;

    (l)       “Registration Default” has the meaning set forth in Section 2(c);

    (m)       “Registration Period” has the meaning set forth in Section 2(b) below;

    (n)       “Registration Statement” means the registration statement or statements to be filed hereunder relating to resales of the Registrable Securities issued or issuable upon conversion of the Debentures or exercise of the Warrants;

    (o)       “Rule 144” means Rule 144 under the Securities Act;

    (p)       “Rule 144(k)” means Rule 144(k) under the Securities Act;

    (q)       “Rule 415” means Rule 415 under the Securities Act; and

    (r)       “Updating Amendment” has the meaning set forth in Section 2(d).

        Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

2. REGISTRATION.

    (a)        Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a “shelf” registration statement pursuant to Rule 415 covering the resale of a number of shares of Registrable Securities equal to one hundred five percent (105%) of the number of shares of Common Stock issuable on the Closing Date pursuant to the Debentures and the Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect on such dates and without regard to any restriction on the ability of any Holder to convert such Holder’s Debentures or exercise such Holder’s Warrants as of such date). The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Debentures and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Notwithstanding the foregoing, if the Company does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then the Company shall instead prepare and file with the Commission a Registration Statement meeting the foregoing requirements of Form S-1, Form S-2 or Form SB-2, and in such event, the Company shall re-file such Registration Statement, or file a new Registration Statement covering at least the number of shares then registered on the existing Registration Statement (and not previously sold pursuant to the existing Registration Statement or pursuant to Rule 144 under the Securities Act (“Rule 144”)), on Form S-3 as promptly as practicable (but in no event later than thirty (30) days) after the Company meets the eligibility requirements to use Form S-3 for the resale of Registrable Securities by each Investor.

    (b)        Effectiveness. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 (other than Registrable Securities held by any Holders who are “affiliates” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act (“Rule 144(k)”)) and (ii) the date on which all of the Registrable Securities (other than Registrable Securities held by any Holders who are “affiliates” of the Company as such term is used in Rule 144(k)) remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) or any successor provision, assuming that all Warrant Shares are issued by means of a cashless exercise of the Warrants (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).

    (c)        Registration Default. If (A) the Registration Statement is not declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission and during a period in which an Allowed Delay is not in effect, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)), (C) the Common Stock ceases to be quoted on the Nasdaq OTC Bulletin Board unless such Common Stock is listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, or (D) an amendment to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of Section 4(k) below is not filed on or before the date required by such Section 4(k), (each of the foregoing clauses (A), (B), (C) and (D) being referred to herein as a “Registration Default”), the Company shall make payments to each Holder equal to such Holder’s pro rata share (based on the aggregate number of Registrable Securities held by or issuable to such Holder as of the Registration Deadline) of $213,375 for each thirty (30) day period in which a Registration Default exists (prorated for any period of less than thirty days). Each such payment shall be made within five (5) Business Days following the last day of the calendar month in which a Registration Default occurs. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Securities Purchase Agreement, the Debentures or otherwise.

    (d)        Allowed Delay. The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than twenty (20) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors (A) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (B) reasonably deems it in the Company’s best interests not to disclose such information publicly (an “Allowed Delay”). In addition, until the Company becomes eligible to file a registration statement on Form S-3, each time the Company files a post-effective amendment to the Registration Statement for the purpose of updating the Registration Statement in connection with the public filing by the Company of any report or other document with the Commission (such post-effective amendment, an “Updating Amendment”), the Company may also suspend the availability of the Registration Statement until such Updating Amendment is declared effective and any such suspension shall also be deemed an Allowed Delay for all purposes under this Agreement as long as such Updating Amendment is filed within five (5) Business Days following the event or circumstance requiring such amendment and the Company promptly responds to any comments made thereon by the staff of the Commission. The Company shall promptly (i) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information), (ii) advise each Holder in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay and (iii) notify each Holder in writing immediately upon the termination or expiration of an Allowed Delay.

    (e)        Allocation of Conversion Shares and Warrant Shares. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of a Holder to convert such Holder’s Debentures or exercise such Holder’s Warrants as of such date). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

    (f)        Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall refrain from filing any registration statement (other than (i) the Registration Statement or (ii) a registration statement on Form S-8 with respect to stock option plans and stock plans currently in effect); provided, however, that the Company shall be permitted to file one or more registration statements covering the resale of shares of Common Stock held by the parties having piggyback registration rights as and to the extent set forth on Schedule 2(f) hereto.

3. PIGGYBACK REGISTRATION.

   If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or any successor or other forms promulgated for similar purposes and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have five (5) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder’s intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in a registration statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement. In no event shall the Company include any securities other than the Registrable Securities on the Registration Statement or on any registration statement filed by the Company on behalf of the Holders pursuant to the terms hereof.

4. OBLIGATIONS OF THE COMPANY.

   In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall:

    (a)        prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

    (b)        after the Common Stock has been listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or any other market or exchange, secure the listing of all Registrable Securities on such market of exchange, and provide each Holder with reasonable evidence thereof;

    (c)        upon the effectiveness of the Registration Statement, furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

    (d)        use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

    (e)        in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

    (f)        notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (except during an Allowed Delay) as promptly as practicable prepare, and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

    (g)        use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

    (h)        furnish to each Holder, on the date that the Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

    (i)        provide to each Holder and its representatives, upon reasonable prior notice and subject to such confidentiality restrictions as the Company shall reasonably deem to be necessary or appropriate, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

    (j)        permit counsel for each Holder to review the Registration Statement and all pre-effective amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time (but in no event less than three (3) Business Days after such Holder has received such documents) prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

    (k)        in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred percent 100% of the Registrable Securities issuable under the related Debentures and Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect on the date of such filing, without regard to any restriction on the ability of any Holder to convert such Holder’s Debentures or exercise such Holder’s Warrants) the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the fifteenth (15th) day following notice from a Holder of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred five percent (105%) of the Registrable Securities eligible for resale thereunder and issuable under the related Debentures and Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect on the date of such filing and without regard to any restriction on the ability of any Holder to convert such Holder’s Debentures or exercise such Holder’s Warrants). The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this Section 4(k) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(c) above.

5. OBLIGATIONS OF EACH HOLDER.

   In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

    (a)        timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

    (b)        upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) or 4(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 4(f) or withdrawal of the stop order referred to in Section 4(g), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

    (c)        in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request;

    (d)        to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

    (e)        notify the Company when it has sold all of the Registrable Securities held by it; and

    (f)        notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

6. INDEMNIFICATION.

   In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

    (a)        To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is (i) based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement or (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law. Other than with the consent of the Holder (which consent may be granted or withheld at such Holder’s sole discretion), the Company shall not enter into any settlement of a Loss that does not provide for the unconditional release of such Holder from all liabilities and obligations relating to such Loss.

    (b)        To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of Section 6(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Section 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

    (c)        Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

    (d)        In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 6(d).

    (e)        The obligations of the Company and each Holder under this Section 6 shall survive the conversion of the Debentures and exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

7. REPORTS.

   With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

    (a)        make and keep public information available, as those terms are understood and defined in Rule 144;

    (b)        file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    (c)        furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

8. MISCELLANEOUS.

    (a)        Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in Section 4(h) hereof, shall be borne by the Company.

    (b)        Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this Section 8(b) shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

    (c)        Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

      If to the Company:

      Ener1, Inc.
      550 Cypress Creek Road
      Suite 120
      Fort Lauderdale, Florida 33309
      Attn: Kevin P. Fitzgerald
      Tel: 954-202-4442
      Fax: 954-202-2884

      with a copy to:

      Gibson, Dunn & Crutcher LLP
      1050 Connecticut Avenue N.W.
      Washington, DC 20036
      Attn: Stephen I. Glover
      Tel: 202 955-8500
      Fax: 202 467-0539

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

    (d)        Assignment. Upon the transfer of any Debentures, Warrants or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement; provided, however, that the registration rights granted under this Agreement shall not be assigned to any person or entity that receives any Debentures, Warrants or Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

    (e)        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

    (f)        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     (g)        Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

    (h)        Entire Agreement. This Agreement, the Securities Purchase Agreement, the Debentures, the Warrants and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Debentures, the Warrants and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

    (i)        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (j)        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

ENER1, INC.

By: __________________________
      Name: Kevin P. Fitzgerald
      Title: Chief Executive Officer

INVESTOR NAME: ______________________________

By: _________________________
      Name:
      Title:

Execution Copy

SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 11, 2005 (the “Execution Date”), by and between ENER1, INC., a Florida corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

    A.        The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (x) a 7.5% Senior Secured Convertible Debenture in the form attached hereto as Exhibit A (a “Debenture” and, collectively, the “Debentures”), (y) a Warrant in the form attached hereto as Exhibit B (a “Series A Warrant” and, collectively, the “Series A Warrants”), and (z) a Warrant in the form attached hereto as Exhibit C (a “Series B Warrant” and, collectively, the “Series B Warrants”). The Series A Warrants and the Series B Warrants are sometimes individually referred to herein as a “Warrant” and collectively referred to herein as the “Warrants”.

    B.        Each Series A Warrant will entitle an Investor to purchase a number of shares of Common Stock (as defined below) equal to thirty percent (30%) of the number of shares of Common Stock that would be issuable upon conversion of the original principal amount of the Debenture purchased by such Investor at the closing divided by the Conversion Price (as defined below) in effect on the Closing Date (as defined below) (without regard to any restrictions on such conversion contained herein or in the Debenture) and will have an exercise price equal to $1.15 (subject to adjustment as provided therein). Each Series B Warrant will entitle an Investor to purchase a number of shares of Common Stock equal to twenty percent (20%) of the number of shares of Common Stock that would be issuable upon conversion of the original principal amount of the Debenture purchased by such Investor at the Closing (without regard to any restrictions on such conversion contained herein or in the Debenture) and will have an exercise price equal to $1.25 (subject to adjustment as provided therein). Each Warrant will be exercisable commencing on the Closing Date and will expire on the fifth (5th) anniversary of the Closing Date.

    C.        The shares of Common Stock into which the Debentures are convertible are referred to herein as the “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Debentures, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

        The Company’s obligations under the Debentures, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit D (the “Security Agreement”), which will grant Investors a “springing” first priority security interest and lien in all of the securities of EnerDel, Inc. (“EnerDel”) and Giner Electrochemical Systems, LLC (“GES”) now or hereafter acquired by the Company; provided that such security interest and lien will not become effective except in accordance with the Security Agreement.

        The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”). The sale of the Debentures and the Warrants by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

        In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.     PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

        1.1 Closing of Purchase of Debentures and Warrants. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) a Debenture with a principal amount equal to the amount set forth below such Investor’s name on the signature pages hereof, (ii) a Series A Warrant and (iii) a Series B Warrant. The purchase price for the Debenture and Warrants being purchased by an Investor (the “Purchase Price”) shall be equal to the principal amount of such Debenture. The date on which the closing of the purchase and sale of the Debentures and Warrants occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Investor, (B) each of the conditions to Closing described in Section 5 hereof has been satisfied or waived by the Company or each Investor, as appropriate, and (C) each Investor shall have delivered the Purchase Price payable to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Debenture and Warrants purchased by such Investor at the Closing. The Closing shall occur at the offices of Duval & Stachenfeld LLP, 300 East 42nd Street, New York, New York 10017.

        1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

        “Affiliate"” means, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

        “Agreement” has the meaning in the preamble to this Agreement.

        “Board of Directors” means the Company’s board of directors.

        “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

        “Closing” and “Closing Date” have the respective meanings specified in Section 1.1 hereof.

        “Closing Bid Price” shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and each Investor of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm’s determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

        “Commission” has the meaning specified in the recitals to this Agreement.

        “Common Stock” means the common stock, par value $0.01 per share, of the Company.

        “Company Subsidiaries” means Ener1 Battery Company, Ener1 Technologies, Inc., EL Holdings, Inc., Ener1 Ukraine, EnerFuel, Inc., NanoEner, Inc. and EnerDel. Upon the consummation of the Company's contemplated acquisition of GES, GES shall also be deemed a Company Subsidiary.

        “Conversion Price” has the meaning specified in the Debentures.

        “Conversion Shares” has the meaning specified in the recitals to this Agreement.

        “Debentures” has the meaning specified in the recitals to this Agreement.

        “Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien (other than a Permitted Lien) existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person (other than the Company’s obligation to redeem the Securities under the circumstances specified therein). Debt shall not include any liability for (i) federal, state, local or other taxes imposed by a Governmental Authority, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been fully and finally defeased in accordance with the terms of the documents governing such indebtedness.

        “Disclosure Documents” has the meaning specified in Section 3.4 hereof.

        “DTC” has the meaning specified in Section 4.12 hereof.

        “Effective Date” has the meaning set forth in the Registration Rights Agreement.

        “Embargoed Person” has the meaning specified in Section 3.27 hereof.

        “EnerDel” has the meaning specified in the recitals to this Agreement.

        “Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

        “Event of Default” has the meaning set forth in the Debentures.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

        “Exercise Price” shall have the meaning specified in the Warrants.

        “Execution Date” has the meaning in the preamble to this Agreement.

        “Existing Debentures” means the Company’s 5% Senior Secured Convertible Debentures due January 21, 2009.

        “Existing Investors” means the holders of the Existing Debentures.

        “Existing Securities” means the Existing Debentures and warrants sold by the Company pursuant to the Existing Securities Purchase Agreement.

        “Existing Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of January 16, 2004, by and between the Company and the investors named therein for the sale and issuance by the Company of the Existing Debentures and certain warrants.

        “GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board, and (iii) interpretations of the Commission and the Staff of the Commission and each of their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

        “GES” has the meaning specified in the recitals to this Agreement.

        “Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

        “Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

        “Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

        “Investment Company Act” has the meaning specified in Section 3.24 hereof.

        “Investors” has the meaning in the preamble to this Agreement.

        “Key Employee” has the meaning specified in Section 3.16 hereof.

        “Lien” means, with respect to any Property, any mortgage or mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        “Lock-Up Letters” has the meaning specified in Section 5.1.9 hereof.

        “Material Adverse Effect” means an effect that has a material and adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

        “Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

        “NASD” means the National Association of Securities Dealers, Inc.

        “Obligations” means any and all indebtedness, liabilities and obligations of the Company to the Investor evidenced by and/or arising pursuant to this Agreement or the Debentures, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in this Agreement or the Debentures.

        “Offered Securities” has the meaning specified in Section 4.13(b) hereof.

        “Offering Notice” has the meaning specified in Section 4.13(a) hereof.

        “Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

        “Permitted Liens” means the following:

    (a)        encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

    (b)        Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

    (c)        Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established; and

(d) Liens granted under the Security Agreement between Ener1 Battery Company and the Exiting Investors, dated as of January 16, 2004.

        “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

        “Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

        “Pro Rata Share” has the meaning specified in Section 4.17 hereof.

        “Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

        “Proposed Offering” has the meaning specified in Section 4.13(a) hereof.

        “Purchase Price” has the meaning specified in Section 1.1 hereof.

        “Real Property” has the meaning specified in Section 3.21 hereof.

        “Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

        “Registration Rights Agreement” has the meaning specified in the recitals to this Agreement.

        “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

        “Regulation D” has the meaning specified in the recitals to this Agreement.

        “Reserved Amount” has the meaning specified in Section 4.3 hereof.

        “Restricted Payment” means (a) during any period in which all of the Milestones (as defined in the Debentures) are not satisfied, any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Affiliates now or hereafter outstanding, except the Securities; (c) any prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Debt (whether upon acceleration of such Debt or otherwise) other than the Securities; and (d) any loan, advance or payment to any officer, director or stockholder of the Company or any of its Affiliates, exclusive of (i) reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business and (ii) the scheduled repayment of principal and interest with respect to any loans made by any such Affiliate to the Company and either (x) outstanding as of the date hereof and set forth on Schedule 3.5 hereto or (y) incurred after the date hereof and constituting Subordinated Debt. Notwithstanding the foregoing, (A) the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 3.5 or the grant of additional options or warrants or the issuance of additional securities, in each such case under any Company stock option or restricted stock plan approved by the independent members of the Board of Directors, and (B) the issuance of equity securities to, or making payments under license, joint venture or similar agreements with, persons with whom the Company has a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business, and not in connection with a transaction the purpose of which is to raise equity capital, shall not be deemed to be a Restricted Payment.

        “Rule 144” has the meaning specified in Section 2.5 hereof.

        “Satellite” has the meaning specified in Section 4.1(c) hereof.

        “SEC Documents” has the meaning specified in Section 3.4 hereof.

        “Securities” has the meaning specified in the recitals to this Agreement.

        “Securities Act” has the meaning specified in the recitals to this Agreement.

        “Security Agreement” has the meaning specified in the recitals to this Agreement.

        “Series A Warrants” has the meaning specified in the recitals to this Agreement.

        “Series B Warrants” has the meaning specified in the recitals to this Agreement.

        “Subordinated Debt” means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured or the Liens securing such Debt are permitted pursuant to the terms of this Agreement; and (b) such Debt is contractually subordinated, as to payment and liquidation, to the payment in full of the Debentures and the Obligations on terms, and pursuant to written agreements in form and substance, reasonably satisfactory to Investors holding at least fifty percent (50%) of the aggregate principal amount of the Debentures outstanding on the date such Debt is incurred (the “Subordinated Debt Documents”).

        “Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

        “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

        “Transaction Documents” means (i) this Agreement, (ii) the Debentures, (iii) the Warrants, (iv) the Security Agreement, (v) the Registration Rights Agreement, and (vi) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

        “Transfer Agent” has the meaning specified in Section 4.12 hereof.

        “Warrant Shares” has the meaning specified in the recitals to this Agreement.

        “Warrants” has the meaning specified in the recitals to this Agreement.

        1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.     REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

        Each Investor (with respect to itself only) hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the Execution Date and as of the Closing Date:

        2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Debentures and Warrants being purchased hereunder and to execute and deliver this Agreement. This Agreement constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

        2.2 Accredited Investor. Such Investor is an accredited investor as that term is defined in Rule 501 of Regulation D, was not organized for the specific purpose of acquiring the Securities, and is acquiring the Debentures and Warrants solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. Such Investor can bear the economic risk of a total loss of its investment in the Debentures and the Warrants and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

        2.3 Information. The Company has provided such Investor with, or such Investor has otherwise had access to, all information regarding the business, operations and financial condition of the Company that such Investor considers necessary or appropriate for deciding whether to purchase the Securities, and has granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debentures and Warrants hereunder. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

        2.4 Limitations on Disposition. Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

        2.5 Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

        Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision (“Rule 144”), subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

        2.6 Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

        2.7 Non-Affiliate Status; Common Stock Ownership. Such Investor is not an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Investor in regard to its purchase of Debentures and Warrants or otherwise in respect of the Company. Such Investor’s investment in Debentures and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

        2.8 Fees. Such Investor is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

        2.9 No Conflicts. The execution and performance of this Agreement and the other Transaction Documents do not conflict in any material respect with any agreement to which such Investor is a party or is bound thereby, any court order or judgment addressed to such Investor, or the constituent documents of such Investor.

        2.10 No Governmental Review. Such Investor understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Investor and agrees with each Investor that, as of the Execution Date and as of the Closing Date:

        3.1 Organization, Good Standing and Qualification. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect. The Company Subsidiaries are the only Subsidiaries of the Company that own or lease material assets or that conduct material business or operations, or that have done so at any time during the twelve (12) month period immediately preceding the Execution Date.

        3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The Company has the requisite corporate power and authority to issue and sell the Debentures and the Warrants to the Investors in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Debentures and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company and by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the this Agreement and the other Transaction Documents has been taken, and no further consent or authorization of the Company, the Board of Directors, the Company’s stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the NASD or otherwise). The Board of Directors has determined that the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including without limitation the issuance of Conversion Shares in accordance with the terms of the Debentures and Warrant Shares in accordance with the terms of the Warrants), are in the best interests of the Company.

        3.3 Due Execution; Enforceability. This Agreement has been and, at or prior to the Closing, each other Transaction Document will be, duly executed and delivered by the Company. Each Transaction Document constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

        3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2001 (collectively, the “SEC Documents”). Other than as set forth on Schedule 3.4, the Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the SEC Documents filed at least one Business Day prior to the Execution Date (the “Disclosure Documents”), the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

        3.5 Capitalization; Debt Schedule. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debentures and exercise of the Warrants is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5 hereto, the Company owns all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights of the stockholders of the Company or any such Subsidiary or any Liens created by or through the Company or any such Subsidiary. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the Execution Date and as of the Closing Date, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Schedule 3.5 identifies all Debt of the Company and it Subsidiaries currently outstanding as of the date hereof.

        3.6 Due Authorization; Valid Issuance. The Debentures are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, free and clear of any Liens imposed by or through the Company. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. Assuming the accuracy of each Investor’s representations in this Agreement, the Securities will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

        3.7 No Conflict with Other Instruments. Neither the Company nor any of the Company Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary, except for any such violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation of any provisions of the Company’s or any of the Company Subsidiary’s Certificate of Incorporation, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of the Company Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company’s securities, other than such rights as are disclosed on Schedule 3.7 hereto.

        3.8 Financial Condition; Taxes; Litigation.

           3.8.1 Except as disclosed on Schedule 3.8 hereto, the financial condition of the Company and each Company Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents or on Schedule 3.8 hereto, there has been no (i) material adverse change to the business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

           3.8.2 The Company and each of the Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it (other than the timely filing of any such return on which a loss was shown and as to which the Company paid all late payments and penalties in connection therewith) and such returns are complete and accurate in all material respects and the Company and each of the Company Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has any liability with respect to taxes that accrued on or before September 30, 2004 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Disclosure Documents.

           3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

           3.8.4 Except as described in the Disclosure Documents or on Schedule 3.8 hereto, there is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of the Company Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of the Company Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would reasonably be expected to have a Material Adverse Effect.

        3.9 Reporting Company; Form SB-2. The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form SB-2 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form SB-2 that will be available for the resale of all Conversion Shares and Warrant Shares by each Investor.

        3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with the terms of the Debentures, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, regardless of the effect of any such dilution.

        3.11 Intellectual Property. The Company and the Company Subsidiaries each owns, possesses, licenses or can acquire or make use of, without undue expense, all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as presently proposed to be conducted, without any known conflict with the rights of others, except where the failure to own or possess Intellectual Property would not have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company’s knowledge, except as described in the Disclosure Documents, (i) none of its or any of the Company Subsidiary’s planned or current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect, (ii) the use by the Company or any Company Subsidiary of any material Intellectual Property does not infringe the rights of any third party to such Intellectual Property and (iii) the rights of the Company or any Company Subsidiary to Intellectual Property owned or used by it are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and the Company Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to the Intellectual Property rights that are the subject of licenses granted by third parties.

        3.12 Registration Rights; Rights of Participation. Except for the rights granted to the Existing Investors, and as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company solely as a result of the transactions contemplated by this Agreement or the other Transaction Documents.

        3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

        3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

        3.15 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        3.16 Employees. The executive officers of the Company are Kevin P. Fitzgerald — Chief Executive Officer, Randall Paulfus – Chief Financial Officer, Ronald N. Stewart – Executive Vice President, General Counsel and Secretary, Pankaj Dhingra – President of Energy Group, and John Waters – Vice President of Business Development (each, a “Key Employee”). The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. To the knowledge of the Company, no Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. None of the Company’s employees belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

        3.17 Environment. Except as disclosed in the Disclosure Documents (i) the Company and the Company Subsidiaries have no liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Company Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

        3.18 ERISA. Except as described on Schedule 3.18, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

        3.19 Disclosure. No written statement, information, report, representation or warranty made by the Company in any Transaction Document or furnished to such Investor by or on behalf of the Company in connection with (i) the Transaction Documents, (ii) any transaction contemplated hereby or thereby, or (iii) such Investor’s due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. Except for the issuance of the Securities and the transactions contemplated by this Agreement and the Transaction Documents, neither the Company, any Affiliate of the Company, or any Person acting on behalf of the Company or at its direction, has disclosed to such Investor any event, circumstance or fact that would constitute material non-public information as of the Execution Date or the Closing Date. The Company acknowledges and agrees that following the issuance of the press release in accordance with Section 4.1 hereof, such Investor will not possess any material non-public information concerning the Company or any Company Subsidiary, and that such Investor is relying on the representations, acknowledgements and agreements made by the Company in this Section 3.19 in making trading and other decisions concerning the Company’s securities.

        3.20 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $2 million for each covered occurrence.

        3.21 Property. Schedule 3.21 sets forth all real property owned by the Company or any of the Company Subsidiaries (the “Real Property”). The Company and the Company Subsidiaries have good and marketable title in fee simple to all Real Property and good and marketable title to all personal Property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens or as described on Schedule 3.21 hereto. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries.

        3.22 Regulatory Permits. The Company and the Company Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to have any such authorization or permit would have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        3.23 Exchange Act Registration; Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

        3.24 Investment Company Status. The Company is not, and immediately after receipt of payment for the Debentures and the Warrants issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

        3.25 Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

        3.26 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Company Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

        3.27 Embargoed Person. To the knowledge of the Company, at all times while any Debenture remains outstanding: (a) none of the funds or other assets of the Company shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law; and (c) none of the funds of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

        3.28 No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

4.     COVENANTS OF THE COMPANY AND EACH INVESTOR.

        4.1 The Company agrees with each Investor that the Company will, following the Closing:

            (a)        file a Form D with the Commission and any applicable state securities departments with respect to the Securities issued at the Closing as required under Regulation D and to provide a copy thereof to such Investor promptly after such filing;

            (b)        take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debentures and Warrants issued at the Closing for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Investor at such Investor’s request; and

            (c)        (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Closing Date, issue a press release disclosing the material terms of this Agreement and the transactions contemplated by this Agreement and (ii) use reasonable best efforts to file with the Commission, on or prior to 5:00 p.m. (eastern time) on the Business Day immediately following the Execution Date (but in no event later than 5:00 p.m. (eastern time) on the second Business Day immediately following the Execution Date), a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby and including as exhibits this Agreement and the other Transaction Documents; provided, however, that Satellite Asset Management, L.P. (“Satellite”) and each Investor named therein shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

        4.2 The Company agrees that it will, as long as any Investor or any Affiliate of such Investor beneficially owns any Debentures:

            (a)        maintain its corporate existence in good standing;

            (b)        maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (c)        pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien (other than a Permitted Lien) upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

            (d)        comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (e)        comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (f)        provide such Investor with copies of all materials sent to its stockholders to the extent not publicly available through the Commission’s EDGAR database, in each such case promptly after the filing thereof with the Commission; and

            (g)        timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

        4.3 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock at least equal to one hundred and twenty five percent (125%) of the maximum number of shares of Common Stock issuable upon (A) conversion of the outstanding Debentures in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrants in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Debentures or the Warrants (the “Reserved Amount”). In the event that, as a result of an adjustment to the Conversion Price of the Debentures or the Exercise Price for the Warrants (pursuant to anti-dilution adjustments or otherwise), the Reserved Amount is less than 105% of the number of shares of Common Stock then issuable upon conversion of all of the Debentures and exercise of all of the Warrants then outstanding (without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Debentures or the Warrants), the Company shall take action (including without limitation seeking stockholder approval for the authorization or reservation of additional shares of Common Stock) as soon as practicable (but in no event later than the tenth (10th) business day or, in the event that stockholder approval is required, the sixtieth (60th) day following such date) to increase the Reserved Amount to no less than 125% of the number of shares of Common Stock into which such outstanding Debentures are then convertible and such outstanding Warrants are exercisable. The Company shall not reduce the number of shares reserved for issuance hereunder without obtaining the written consent of the holders of two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). The initial Reserved Amount shall be allocated pro rata among the Investors based on the principal amount of the Debentures issued to each Investor at the Closing. Each increase in the Reserved Amount shall be allocated pro rata among the Holders based on the amount of Registrable Securities into which all of the Debentures and Warrants held by such Holder at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Debentures, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be reallocated to the remaining Holders pro rata based on the amount of Registrable Securities into which all of the outstanding Debentures and Warrants at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise).

        4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and Warrants as specified on Schedule 4.4 hereof.

        4.5 Limitation on Debt, Liens. During the period beginning on the Execution Date and ending on the Effective Date, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof; provided, however, that the Company and EnerDel may incur Debt in connection with equipment leases entered into with non-Affiliates that are on arms-length, market terms. At all times following the Execution Date and while at least $100,000 in aggregate principal amount of the Debentures is outstanding, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than (i) Permitted Liens (including the imposition of any Lien after the Closing Date, provided that, upon the imposition of any mechanic’s, tax or similar statutory lien, the Company shall notify each Investor thereof and shall use commercially reasonable efforts to remove such lien as soon as practicable (including without limitation contesting such lien in good faith by appropriate proceedings)), (ii) judgment Liens not giving rise to an Event of Default, (iii) any interest or title of a lessor under any capitalized lease obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation, (iv) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Debt shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed (and any improvements) and (B) the Lien securing such Debt shall be created within ten (10) days of such acquisition, construction or improvement, (v) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (vi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its subsidiaries, including rights of offset and set-off, and (vii) Liens securing the Existing Debentures.

        4.6 Restricted Payments. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, except as contemplated by Schedule 4.4 and except as described on Schedule 4.6 hereof, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

            (a)        the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the documents governing the subordination of such Subordinated Debt;

            (b)        Subsidiaries of the Company may make Restricted Payments to the Company;

            (c)        the Company may make regularly scheduled payments of principal and/or interest on the Existing Debentures;

            (d)        the Company may make regularly scheduled dividend payments on its Series B Preferred Stock; and

            (e)        the Company may issue shares of Common Stock upon the conversion or exercise of the Existing Securities and its Series B Preferred Stock in accordance with their terms.

provided, however, that no Restricted Payments may be made pursuant to clause (a) through (e) above if an Event of Default (or an event or circumstance that with the giving of notice or lapse of time would constitute an Event of Default) exists at the time of such Restricted Payment or would result therefrom.

        4.7 Disposition of Property. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any of its Property or any interest therein (including through the issuance, sale or transfer of equity securities), except the Company may take any of the following actions: (i) dispositions of Property by the Company and its Subsidiaries in the ordinary course of business or that are approved by the independent members of the Board of Directors, as long as, in the event that any such Property is subject to a Lien created by the Security Agreement, the proceeds of such disposition are treated in the manner described in such instrument; (ii) expenditures of money (including, without limitation, money held in deposit accounts) (x) made in the ordinary course of business, (y) for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement or (z) that are approved by the independent members of the Board of Directors; and (iii) licenses granted and development agreements entered into with respect to its Intellectual Property to third parties, and (iv) dispositions of the stock and/or assets of EL Holdings, Inc. and Ener1 Technologies, Inc. approved by the independent members of the Board of Directors.

        4.8 Certain Transactions. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, and except as may be expressly permitted or required by the Transaction Documents, or expressly required by the Existing Debentures, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to (a) pay dividends or make any other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any Subsidiary of the Company, (c) make any loan or advance or capital contribution to the Company or any Subsidiary of the Company, (d) sell, lease or transfer any of its Property to the Company or any Subsidiary of the Company, or (e) grant a Lien on any of its Properties.

        4.9 Modification of Certain Agreements. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, the Company will not, nor will it permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any such Company Subsidiary or (b) any Material Contract to which it is a party; provided, however, that any of such documents may be amended or modified if and to the extent that such amendment or modification (i) is necessary in order to carry out the intent of this Agreement or any other Transaction Document, (ii) is not materially adverse to the Company, any such Subsidiary or any Investor, or (iii) relates to any inactive Subsidiaries of the Company that have no assets.

        4.10 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms’ length basis and shall be approved by the Company’s independent directors.

        4.11 Use of Investor Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

        4.12 Company’s Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Debentures) or Exercise Date (as defined in the Warrants), as the case may be. Such certificates shall bear only such legends as are required pursuant to applicable provisions of this Agreement or applicable law. As long as the Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Debentures, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures or to exercise the Warrants or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

        4.13 Right to Participate.

            (a)        Offer Notice. During the period beginning on the date hereof and ending on the one (1) year anniversary of the Closing Date, neither the Company nor any of its majority-owned Subsidiaries shall issue, sell or enter into any agreement to issue or sell any capital stock or securities convertible or exercisable into, or exchangeable for, capital stock of the Company or any such Subsidiary (a “Proposed Offering”), unless the Company shall first have delivered to each Investor written notice of such Proposed Offering describing all of the material terms and conditions thereof (including the dollar amount of securities intended to be issued and sold), and attaching a copy of any executed offer letter or terms sheet relating to such Proposed Offering (an “Offer Notice”).

            (b)        Right to Participate. Each Investor shall have the right to purchase its pro rata share (determined by reference to the number of Shares purchased by such Investor under this Agreement as compared with the number of Shares purchased hereunder by all of the Investors) of twenty percent (20%) of the capital stock or securities convertible or exercisable into, or exchangeable for, capital stock of the Company or any such Subsidiary described in an Offer Notice (such percentage being referred to herein as the “Offered Securities”) on the same terms and conditions and in the same aggregate amount as are set forth therein, and may exercise such right by delivering written notice thereof to the Company within five (five) Trading Days following such Investor’s receipt of the Offer Notice. Each Investor may also purchase, on similar notice from the Company, its pro rata share of any of the Offered Securities not purchased by the other Investors.

            (c)        Sale to Third Party. In the event that the Investors do not purchase all of the Offered Securities, the Company or its Subsidiary, as the case may be, may sell such securities to any Person, but only if such sale is made on the same terms and conditions as those set forth in such Offer Notice. If the Company or such Subsidiary has not sold all of such Offered Securities within thirty (30) days following the date on which it delivered an Offer Notice to each Investor, the Company or such Subsidiary shall not sell any of such securities unless it first offers to sell such securities to the Investors in accordance with the procedures set forth in this Section.

            (d)        Exceptions. This Section 4.13 shall not apply to issuances of capital stock or securities convertible or exercisable into, or exchangeable for, capital stock of the Company (i) in connection with stock incentive plans approved by the independent members of the Board of Directors; (ii) upon the exercise or conversion of securities existing on the date hereof that are convertible into Common Stock and are described on Schedule 3.5 hereto; or (iii) issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business and not in connection with a transaction the purpose of which is to raise equity capital.

        4.14 Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

            (a)        there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b)        such Investor has notified the Company in writing of any such disposition, received the Company’s written consent (which consent will not be unreasonably withheld or delayed) and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company and its legal counsel that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

        4.15 Disclosure of Information. The Company agrees that it will not at any time disclose material non-public information to any Investor without first receiving such Investor’s written consent to such disclosure.

        4.16 EnerDel and GES. Notwithstanding anything in this Agreement to the contrary, (i) the Company may cause or permit each of EnerDel and GES to issue equity securities to a third party (on an “arms-length” basis) in connection with a public or private market raise or in connection with a joint venture, strategic alliance or other commercial relationship in connection with the operation of such Subsidiary’s business; provided, however, that the Company shall at all times own not less than a majority of the outstanding equity and voting interests in each such Subsidiary on a fully diluted basis; and (ii) if any cash distribution is made to the Company by either such Subsidiary, the Company shall promptly notify each Investor of such distribution, and each Investor shall have the right to cause the Company to redeem a portion of its Debenture equal to such Investor’s Pro Rata Share (as hereinafter defined) of such distribution. The term “Pro Rata Share” means, with respect to an Investor, the percentage obtained by dividing (i) the amount of principal and accrued and unpaid interest outstanding on such Investor’s Debenture by (ii) the aggregate amount of principal and accrued and unpaid interest then outstanding on all of the Debentures.

5.     CONDITIONS TO CLOSING.

        5.1 Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase a Debenture and Warrant at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

           5.1.1 the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

           5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

           5.1.3 the Closing Date shall occur on a date that is not later than March 15, 2005;

           5.1.4 the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

           5.1.5 the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, and (ii) resolutions passed by the Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

           5.1.6 the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit 5.1.6 hereto;

           5.1.7 the Company shall have delivered duly executed certificates representing the Debenture and Warrants being purchased by such Investor;

           5.1.8 the Company shall have executed and delivered the Registration Rights Agreement;

           5.1.9 the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock prior to the Effective Date (the “Lock-Up Letters”);

           5.1.10 there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents, except as set forth in Schedule 3.8;

           5.1.11 the Company shall have authorized and reserved for issuance at least one hundred and twenty five percent (125%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Debentures and exercise of all of the Warrants to be issued at the Closing (such number to be determined using the Conversion Price and Exercise Price in effect on the Closing Date and without regard to any restriction on the ability of an Investor to convert Debentures or exercise the Warrants as of such date);

           5.1.12 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents;

           5.1.13 the Common Stock shall be quoted on the Nasdaq OTC Bulletin Board or the Nasdaq SmallCap Market; and

           5.1.14 each holder of shares of the Company’s Series B Preferred Stock shall have waived in writing such holder’s right to include such holder’s shares of Common Stock (whether issuable upon conversion of such Series B Preferred Stock, upon exercise of warrants issued in connection with the issuance of such Series B Preferred Stock, or otherwise) in the Registration Statement or otherwise to participate in such registration pursuant to the Registration Rights Agreement of the Conversion Shares and Warrant Shares, and the Company shall have provided each Investor a copy of such waiver.

        5.2 Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date

           5.2.1 the representations and warranties of such Investor shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

           5.2.2 each Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing Date;

           5.2.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

           5.2.4 each Investor shall have executed each of the Transaction Documents to which it is a party and shall have delivered the same to the Company; and

           5.2.5 each Investor shall have tendered to the Company the Purchase Price for the Debentures and Warrants being purchased by it at the Closing by wire transfer of immediately available funds.

6.     MISCELLANEOUS.

        6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

        6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Debentures or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

        6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

        6.4 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other Transaction Document or other agreement or document delivered at the Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute any Investors as a partnership, an association, a joint venture or any other kind of entity or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that any Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled individually to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

        6.5 Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

        6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including without limitation any dispute under or with respect to the Debentures or the Warrants), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

        6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

         If to the Company:

         Ener1, Inc.
         550 Cypress Creek Road
         Suite 120
         Fort Lauderdale, Florida 33309
         Attn: Kevin P. Fitzgerald
         Tel: 954-202-4442
         Fax: 954-202-2884

         with a copy to:

         Gibson, Dunn & Crutcher LLP
         1050 Connecticut Avenue N.W.
         Washington, DC 20036
         Attn: Stephen I. Glover
         Tel: 202 955-8500
         Fax: 202 467-0539

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

        6.10 Expenses. The Company and each Investor each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents; provided, however, that that the Company shall pay (i) up to $45,000 in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, for all reasonable, documented out-of-pocket expenses (including without limitation legal fees and expenses) incurred or to be incurred by Satellite in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents (regardless of whether the Closing occurs) and (ii) all costs and expenses required to be paid by the Company under any other Transaction Document. At the Closing, the amount due for such fees and expenses to Satellite (which may include fees and expenses estimated to be incurred for completion of the transaction and post-closing matters) may be netted out of the Purchase Price payable by Satellite. In the event the amount paid by the Company for such fees and expenses is less than the amount of fees and expenses actually incurred by Satellite, the Company shall promptly pay such deficiency (up to $45,000 in the aggregate, including any amounts paid at Closing) within thirty (30) days following receipt of an invoice therefor.

        6.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise).

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ENER1, INC.

By: __________________________
        Name: Kevin P. Fitzgerald
        Title: Chief Executive Officer

INVESTOR NAME: ______________________________

By: _________________________
        Name:
        Title:

ADDRESS:
           ______________________________

           ______________________________

          Tel: ___________________________

          Fax: ___________________________
          Email
          Address: _______________________

Principal Amount of Debenture to be Purchased: _______________

Tax ID Number: ____________________

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of March 14, 2005 by ENER1, INC., a Florida corporation (the “Obligor”), in favor of Satellite Asset Management, L.P. (the “Agent”) and each of the lenders whose names appear on the signature pages hereof. Such lenders are each referred to herein as a “Secured Party” and, collectively, as the “Secured Parties”. This Agreement is being executed and delivered by the Obligor and the Secured Parties in connection with that certain Securities Purchase Agreement, dated as of March 11, 2005, by and between the Obligor and each Secured Party (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

W I T N E S S E T H:

        WHEREAS, pursuant to the terms of the Purchase Agreement, the Secured Parties have agreed to purchase from the Obligor, and the Obligor has agreed to sell to the Secured Parties, 7.5% Senior Secured Convertible Debentures (the “Debentures”);

        WHEREAS, the Obligor shall derive substantial direct and/or indirect benefits from the transactions contemplated by the Purchase Agreement and the Debentures;

        WHEREAS, it is a condition to the obligation of the Secured Parties to purchase the Debentures that the Obligor enter into this Agreement; and

        WHEREAS, pursuant to that certain Amended and Restated Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), by and among the Agent, the Secured Parties, and the secured parties holding the 5% Senior Secured Convertible Debentures due 2009 (the “Existing Debentures”), the Secured Parties and such other secured parties have designated the Agent as their collateral agent.

        NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Secured Parties and the Obligor hereby agree as follows.

ARTICLE I
COLLATERAL; OBLIGATION SECURED

      Section 1.1 Grant and Description.

    (a)        As security for the Obligor’s obligations under this Agreement, the Securities Purchase Agreement and the Debentures (collectively, the “Transaction Documents”), the Obligor hereby agrees that, immediately and automatically upon the occurrence of a Springing Lien Event (as hereinafter defined), the Obligor shall (i) be deemed to have granted to each Secured Party a first priority security interest in and Lien upon, and pledged to each Secured Party, all of the Obligor’s right, title and interest in, to and under the Collateral (as hereinafter defined); and (ii) in the event that the Obligor assigns its rights to purchase the equity interests of GES from General Motors and Giner, Inc. to an Affiliate, cause such Affiliate to grant to each Secured Party a first priority security interest in and Lien upon, and pledge to each Secured Party, all of its right, title and interest in, to and under the Collateral. If a Springing Lien Event described in clause (i) of the definition of “Springing Lien Event” occurs and such security interest is deemed to have been granted, the security interest shall remain in effect until the Common Stock is and remains listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange (or trading shall have resumed thereon if suspended) for six consecutive months; provided, however, that any subsequent delisting or trading suspension will again constitute a Springing Lien Event.

    (b)        As used herein, the term “Springing Lien Event” means the occurrence of any of the following: (i) after the one year anniversary of the date of this Agreement, the Common Stock shall not be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange or trading in the Common Stock on such market or exchange shall have been suspended; or (ii) an Event of Default (as hereinafter defined).

    (c)        As used herein, the term “Collateral” means (i) all capital stock, membership interests and other equity securities issued by EnerDel, Inc. (“EnerDel”), and Giner Electrochemical Systems, LLC (“GES”), now or hereafter owned by Obligor or any of its Affiliates to whom Obligor assigns its rights to purchase the equity interests of GES from General Motors and Giner, Inc.; and (ii) all replacements, products and proceeds of, and dividends, distributions in property, returns of capital or other distributions made on or with respect to, any of the foregoing capital stock, membership interests and other equity securities.

        Section 1.2 Financing Statements; Further Assurances. Concurrently with the execution and delivery of this Agreement, the Oblgior shall deliver to the Agent all certificates representing capital stock and other equity securities of EnerDel owned by the Obligor. The Obligor shall deliver any additional certificates representing Collateral to the Agent promptly (but in no event later than two Business Days) upon receipt thereof. The Obligor hereby authorizes the Agent to file, transmit or communicate, as applicable, UCC financing statements and amendments in order to perfect each Secured Party’s first priority security interest in the Collateral without the Obligor’s signature to the extent permitted by applicable law, provided that the Agent shall concurrently copy the Obligor on all such filings. In addition to the foregoing, at any time upon the written request of the Agent, the Obligor shall promptly (i) execute (or cause to be executed) and deliver to the Agent, any and all agreements, financing statements, certificates, instruments and other documents (the “Additional Documents”) upon which the Obligor’s signature may be required and that the Agent may reasonably request in form and substance satisfactory to the Agent, and/or (ii) perform any acts (including, without limitation, causing the equity interests in EnerDel and GES to be certificated and delivered to the Agend); in each case, to perfect and continue perfected or better perfect each Secured Party’s security interest in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents that the Agent reasonably believes to be necessary as a result of any amendment to the Uniform Commercial Code in effect from time to time in the State of Florida (the “UCC”), provided, that any Additional Documents that require the Obligor to assume any new obligations shall be subject to the review and approval of the Obligor, such approval not to be unreasonably withheld or delayed. To the maximum extent permitted by applicable law, the Obligor hereby authorizes the Agent to execute any such Additional Documents in the Obligor’s name and authorize the Agent to file such executed Additional Documents in any appropriate filing office, provided, that any Additional Documents that require the Obligor to assume any new obligations shall be subject to the review and approval of the Obligor, such approval not to be unreasonably withheld or delayed. The Obligor also hereby ratifies its authorization for the Agent to have filed in any jurisdiction the financing statements or amendments thereto filed prior to the date hereof (if any), copies of which have previously been provided to the Obligor. The Obligor shall not terminate, amend or file any correction statement with respect to any UCC financing statement filed pursuant to this Agreement without obtaining the prior written consent of Secured Parties holding at least a majority of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion). The Obligor appoints the Agent as the Obligor’s attorney-in-fact, with a power of attorney to execute on behalf of the Obligor such Additional Documents and other similar instruments as the Agent may from time to time deem necessary or desirable to protect or perfect the security interest in the Collateral, provided, that any Additional Documents that require the Obligor to assume any new obligations shall be subject to the review and approval of the Obligor, such approval not to be unreasonably withheld or delayed. Such power of attorney is coupled with an interest and shall be irrevocable.

        Section 1.3 Obligations Secured. The Collateral and the power of collection pertaining thereto shall secure any and all indebtedness, liabilities and obligations of the Obligor or the Obligor to the Secured Parties evidenced by and/or arising pursuant to this Agreement, the Purchase Agreement or the Debentures, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in this Agreement, the Purchase Agreement or the Debentures (collectively the “Obligations”).

ARTICLE II
COVENANTS

        Section 2.1 Duties of the Obligor Regarding Collateral. At all times after the date hereof, the Obligor agrees that it shall:

(a)     Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused; provided, however, that Agent and Secured Parties shall be obligated to exercise reasonable care with respect to any Collateral that comes into any of their possession;

(b)     Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

(c)     Maintain good and complete title to the Collateral subject to Permitted Liens;

(d)     Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

(e)     Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Secured Parties’ security interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person;

(f)     Refrain from selling, assigning or otherwise disposing of any of the Collateral without obtaining the prior written consent of the Secured Parties holding a majority of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion), or until all of the Obligations have been fully performed and paid in full; provided, however, that concurrently with any disposition permitted by this Section 2.1(f), (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral or any property purchased with such Proceeds; and provided further, that, Agent and Secured Parties shall execute and deliver, at the Obligor’s sole cost and expense, any releases or other documents reasonably requested by the Obligor, that is in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this Section 2.1(f);

(g)     Promptly provide to Agent and each Secured Party such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as Agent or such Secured Party may reasonably request from time to time;

(h)     Upon reasonable notice, permit Agent or any Secured Party to inspect all books and records of the Obligor relating to the Collateral at such times and as often as Agent or any such Secured Party may reasonably request; and

(i)     Promptly notify Agent and each Secured Party if any Event of Default (as hereinafter defined) occurs.

        Section 2.2 Other Encumbrances. At all times after the date hereof, the Obligor shall: (i) defend its title to, and the Secured Parties’ interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of the Secured Parties in and to any of the Obligor’s rights in the Collateral.

        Section 2.3 Change Name or Location. The Obligor shall not, except upon 30 days’ prior written notice to Agent and each Secured Party, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

ARTICLE III
EVENTS OF DEFAULT

        Section 3.1 Events of Default Defined. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

    (a)        The failure of the Obligor to perform or comply in a material respect with any act, duty or obligation required to be performed under this Agreement if such failure is not remedied within ten (10) Business Days after the Obligor receives written notice of such failure from any Secured Party, provided, that if during such ten Business Day period, the Obligor is diligently and in good faith taking steps to cure such breach, such period will be extended from ten Business Days to fifteen (15) Business Days;

    (b)        If any of the representations or warranties of the Obligor set forth in this Agreement shall prove to have been incorrect in any material respect when made, or becomes incorrect in any material respect and is not cured within ten (10) Business Days after the Obligor receives written notice from any Secured Party, provided, that if during such ten Business Day period, the Obligor is diligently and in good faith taking steps to cure such breach, such period will be extended from ten Business Days to fifteen (15) Business Days;

    (c)        If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

    (d)        If an “Event of Default” as defined in the Debentures shall have occurred.

        Section 3.2 Rights and Remedies Upon Default. If an Event of Default shall have occurred hereunder, any Secured Party may, at its option, without notice or demand, declare the Obligations to be immediately due and payable. As to any Collateral, the Agent shall, in its capacity as collateral agent for the Secured Parties, have the rights and remedies of any secured creditor under the UCC, such rights to be exercised in such order or manner as the Secured Parties may determine against the Obligor. If for any reason the Agent should be required by law or otherwise to give notice to the Obligor of the sale of any Collateral, the Obligor agrees that any written notice sent by overnight delivery service not less than ten (10) calendar days before the sale or mailed postage prepaid, return receipt requested, to the Obligor’s address listed below not less than fifteen (15) calendar days before the sale shall be deemed reasonable and adequate.

        Section 3.3 Allocation of Proceeds. Any funds received by the Agent or a Secured Party pursuant to this Agreement shall be allocated among and paid to the Secured Parties on a pro rata basis based on the amount of principal and accrued and unpaid interest then outstanding on their respective Debentures. To the extent that a Secured Party receives greater than its pro rata share, such Secured Party shall promptly remit such overpayment to each other Secured Party as required to comply with the preceding sentence. Each Secured Party may determine the order in which to apply funds received by it regardless of the order in which any other Secured Party applies funds (e.g., a Secured Party may determine to apply funds first to expenses, second to interest and third to principal and another Secured Party may determine to apply funds first to interest, second to expenses and third to principal).

ARTICLE IV
ADDITIONAL REMEDIES

        Upon the occurrence of an Event of Default, the Obligor shall:

    (a)        Endorse any and all documents evidencing any Collateral to the Agent, or as otherwise instructed by the Agent, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to the Agent, or as otherwise instructed by the Agent;

    (b)        Turn over to the Agent, or as otherwise instructed by the Agent, copies of all documents evidencing any right to collection of any sums due the Obligor arising from or in connection with any of the Collateral;

    (c)        Take any action reasonably required by the Agent with reference to the Federal Assignment of Claims Act; and

    (d)        Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Agent may require.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        The Obligor represents and warrants to the Agent and the Secured Parties as follows:

        Section 5.1 Title to Collateral. The Obligor is the owner of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the Collateral.

        Section 5.2 No Other Encumbrances. The Obligor has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement (other than the Permitted Liens).

        Section 5.3 Authority; Enforceability. The Obligor has the authority and capacity to perform its obligations hereunder, and this Agreement, when executed and delivered, will be the valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity.

        Section 5.4 Company Name; Place of Business; Location of Collateral. The Obligor’s true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive office, its place(s) of business and the locations of the Collateral or records relating to the Collateral are set forth in Exhibit A hereto.

        Section 5.5 Perfection; First Priority Security Interest. Upon the filing of UCC financing statements with the Secured Transaction Registry (and such other jurisdictions where the Obligor may, in the future, become organized or incorporated from time to time), the security interest in the Collateral granted hereunder shall constitute at all times a valid first priority security interest following a Springing Lien Event (other than with respect to Permitted Liens and except where the Secured Parties have failed to file necessary continuation statements), perfected with respect to all Collateral for which the filing of the UCC financing statements is a valid method of perfection, vested in the Secured Parties, in and upon the Collateral, free and clear of any liens (other than the Permitted Liens).

ARTICLE VI
MISCELLANEOUS

        Section 6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the Obligor herein shall survive the execution and delivery of this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

        Section 6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Agent and the Secured Parties. Each Secured Party may assign its rights hereunder in connection with any private sale or transfer of the Debentures in accordance with the terms of the Purchase Agreement, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee was an original signatory hereto. The Agent may resign or be replaced in accordance with the terms of the Intercreditor Agreement, in which case the term “Agent” shall be deemed to refer to the successor agent as though such agent was an original signatory hereto. The Obligor may not assign its rights or obligations under this Agreement.

        Section 6.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. The Obligor hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Miami, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Obligor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Obligor at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        Section 6.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        Section 6.5 Notices. Any notice, demand or request required or permitted to be given by the Obligor, the Agent or a Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Obligor:

Ener1, Inc.
550 Cypress Creek Road
Suite 120
Fort Lauderdale, Florida 33309
Attn: Kevin P. Fitzgerald
Tel: 954-202-4442
Fax: 954-202-2884

with a copy to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, DC 20036
Attn: Stephen I. Glover
Tel: 202-955-8500
Fax: 202-467-0539

If to the Agent:

Satellite Asset Management, L.P.
623 Fifth Avenue, 20th Floor
New York, NY 10022
Attn: Charles Gassenheimer
Tel: 212-209-2087
Fax: 212- 209-2020

with a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, NY 10019
Attn: Robert L. Mazzeo
Tel: 212-883-1700
Fax: 212-883-8883

and if to a Secured Party, to the address for such Secured Party as shall appear on the signature page to the Purchase Agreement executed by such Secured Party, or as shall be designated by such Secured Party in writing to the Obligor in accordance with this Section 6.5.

        Section 6.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Obligor, the Agent and the Secured Parties holding at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

        Section 6.7 No Waiver. Neither the Agent nor any Secured Party shall by any act (except as provided in Section 6.6 above), any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Agent or any Secured Party under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents shall preclude any other or further exercise of any other right, power or privilege. A waiver by the Agent or a Secured Party of any right or remedy under this Agreement, any other Transaction Document or any other document or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Secured Party would otherwise have on any future occasion.

        Section 6.8 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

        Section 6.9 Waivers of Jury Trial. The Obligor hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Transaction Document to which it is a party and for any counterclaim therein.

        Section 6.10 Costs. The Obligor hereby agrees to pay all documented reasonable out-of-pocket costs and expenses of the Agent and each Secured Party in connection with the enforcement of this Agreement and any amendment, waiver or consent relating hereto (including, without limitation, reasonable legal fees and disbursements).

        Section 6.11 Waivers. The Obligor acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly and intelligently waives any right to require the Agent or any Secured Party to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Agent or such Secured Party, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

        The Obligor further waives any defense that it may have to the exercise by the Agent or any Secured Party of its rights under this Agreement, other than the defense that the Obligations have fully been paid and performed.

        Section 6.12 Attorney-in-Fact. The Obligor appoints the Agent its true attorney-in-fact to perform any of the following powers, which are irrevocable until termination of this Agreement and may be exercised, from time to time, by the Agent’s officers and employees or any of them if an Event of Default occurs: (i) to perform any obligation of the Obligor hereunder in the Obligor’s name or otherwise; (ii) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral, to accept other property in exchange for the Collateral, and any money or property received in exchange for the Collateral may be applied to the Obligations or held by the Agent under this Agreement; (iii) to make any compromise or settlement the Agent deems desirable or proper in respect of the Collateral; and (iv) to insure, process and preserve the Collateral. The foregoing power of attorney shall take effect only upon an Event of Default.

        Section 6.13 Cross Default. The Obligor agrees and acknowledges that a default under the terms of this Agreement shall constitute a default under the other Transaction Documents, and a default under any of the other Transaction Documents shall constitute a default under this Agreement.

        Section 6.14 Fees and Expenses. On demand by the Agent or any Secured Party, without limiting any of the terms of any other Transaction Document, the Obligor is obligated to pay all documented reasonable fees, and out-of-pocket costs, and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by the Agent or such Secured Party in connection with (i) filing or recording any documents (including all taxes in connection therewith) in public offices; and (ii) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Collateral or defending or prosecuting any actions or proceedings arising out of or related to the Collateral.

        Section 6.15 Release. No transfer or renewal, extension, assignment or termination of this Agreement or of any instrument or document executed and delivered by the Obligor or any other obligor to a Secured Party, nor additional advances made by any Secured Party to the Obligor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Obligor by the Agent or any Secured Party nor any other act of the Agent or any Secured Party shall release the Obligor from any Obligation, except a release or discharge executed in writing by each Secured Party with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Debentures. At such time the Obligations have been satisfied in full, the Agent and each Secured Party shall execute and deliver to the Obligor all assignments and other instruments as may be reasonably necessary or proper to terminate such Secured Party’s security interest in the Collateral, subject to any disposition of the Collateral that may have been made by the Agent or such Secured Party pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if the Obligor enters into any bankruptcy or similar proceeding at a time when any amount paid to the Agent or a Secured Party could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

        Section 6.16 Marshalling and Other Matters. The Obligor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Collateral or any part thereof or any interest therein. Further, the Obligor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Agreement on behalf of the Obligor, and on behalf of each and every person acquiring any interest in or title to the Collateral subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.

[Signatures Page to Follow]

        IN WITNESS WHEREOF, the Obligor, the Agent and each Secured Party have duly executed this Agreement as of the date first written above.

OBLIGOR: ENER1, INC., a Florida corporation BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

AGENT: SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC BY: /S/ Brian S. Kriftcher —————————————— Brian S. Kriftcher Chief Operating Officer and Principal

[Counterpart Signature Page to the Security Agreement]

SECURED PARTY: BY: /S/ —————————————— Name: Title:

Exhibit A

List of Collateral Locations, Executive Offices and
Jurisdiction of Organization or Incorporation of Obligor

Executive Offices:

Ener1 Battery Company
550 West Cypress Creek Road, Suite 120
Ft. Lauderdale, Florida 33309

Collateral Location:	1751 West Cypress Creek Road, Ft. Lauderdale, Florida 33309

Jurisdiction of Incorporation:	Ener1, Inc. - State of Florida

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

        THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”), dated as of the 11th day of March, 2005 (the “Effective Date”), is by and among Ener1, Inc. (“Borrower”), Satellite Asset Management, L.P. (“Satellite”), Ener1 Battery Company, Inc., (“Guarantor”), each of the entities whose names appear on the signature pages hereof under the heading “Existing Investors” (each such entity, an “Existing Investor”, and collectively, the “Existing Investors”), and each of the entities whose names appear on the signature pages hereof under the heading “New Investors” (each such entity, a “New Investor”, and collectively, the “New Investors”). The Existing Investors and New Investors are sometimes referred to herein collectively as the “Investors” and individually as an “Investor”.

R E C I T A L S

        WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of January 16, 2004 (the “Existing Securities Purchase Agreement”), between Borrower and the Existing Investors, each Existing Investor has made a loan to Borrower (each, an “Existing Loan”) evidenced by a 5% Senior Secured Convertible Debenture, dated January 21, 2004 (each, an “Existing Debenture”);

        WHEREAS, pursuant to that certain Subsidiary Guaranty, dated January 21, 2004 (the “Existing Subsidiary Guaranty”), given by the Guarantor in favor of the Existing Investors, Guarantor has guaranteed the payment and performance of all of the obligations of Borrower under the Existing Securities Purchase Agreement and the Existing Debentures (collectively, the “Existing Borrower Loan Documents”);

        WHEREAS, to secure the obligations of Guarantor under the Existing Subsidiary Guaranty, Guarantor has, among other things, executed and delivered (i) that certain Mortgage, Security Agreement and Assignment of Leases and Rents, dated January 21, 2004 (the “Existing Mortgage”), in favor of the Existing Investors, covering certain improved real property located in Broward County, Florida owned by Guarantor, as more particularly described in Exhibit A attached hereto (the “Existing Mortgaged Property”) and (ii) that certain Security Agreement, dated January 21, 2004 (the “Existing Security Agreement” and together with the Existing Mortgage, the “Existing Guarantor Security Documents”), in favor of the Existing Investors, covering certain goods and equipment owned by Guarantor, as more particularly described in the Existing Security Agreement (the “Existing UCC Collateral” and together with the Existing Mortgaged Property, the “Existing Collateral”);

        WHEREAS, pursuant to that certain Securities Purchase Agreement, dated March 11, 2005 (the “New Securities Purchase Agreement”), between Borrower and the New Investors, each New Investor is making a loan to Borrower (each, a “New Loan”) evidenced by a 7.5% Senior Secured Convertible Debenture, dated the date hereof (each, a “New Debenture”);

        WHEREAS, to secure the obligations of Borrower under the New Securities Purchase Agreement and the New Debentures, Borrower has, among other things, executed and delivered that certain Security Agreement, dated the date hereof (the “New Security Agreement” and, collectively with the New Securities Purchase Agreement and the New Debentures, the “New Borrower Loan Documents”), in favor of the New Investors, which New Security Agreement would cover certain assets of Borrower upon the occurrence of a Springing Lien Event (as defined therein), as more particularly described in the New Security Agreement (the “New UCC Collateral”); and

        WHEREAS, Borrower, Guarantor, Satellite and the Investors desire to enter into this Agreement to (i) appoint a collateral agent with respect to the exercise of remedies with respect to the Existing Collateral and the New Collateral (collectively, the “Collateral”) and (ii) otherwise establish their respective rights, obligations and interests with respect to the Collateral and the Existing Loans and the New Loans (collectively, the “Loans”).

A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which Satellite and the Investors hereby acknowledge, Satellite and each Investor hereby agree as follows:

    1.        Definitions. The following terms, as used in this Agreement, shall have the following meanings:

        “Agreement” is defined in the preamble above.

        “Bankruptcy Case” means any proceeding commenced by or against Guarantor and/or Borrower, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

        “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

        “Borrower” is defined in the recitals to this Agreement.

        “Borrower Loan Documents” means the Existing Borrower Loan Documents and the New Borrower Loan Documents.

        “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

        “Collateral” is defined in the recitals to this Agreement.

        “Collateral Agent” is defined in Section 2.1 of this Agreement.

        “Collateral Agent Parties” is defined in Section 2.7 of this Agreement.

        “Collateral Notice” is defined in Section 2.4(a).

        “Collection Costs” means the costs, fees and expenses incurred by Collateral Agent in connection with the preparation for, and the commencement and/or prosecution of, any Secured Creditor Remedy, including, without limitation, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers’ fees and reasonable fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower or Guarantor.

        “Debentures” means the Existing Debentures and the New Debentures.

        “Effective Date” is defined in the preamble to this Agreement.

        “Existing Borrower Loan Documents” is defined in the recitals to this Agreement.

        “Existing Collateral” is defined in the recitals to this Agreement.

        “Existing Debenture” is defined in the recitals to this Agreement.

        “Existing Guarantor Security Documents” is defined in the recitals to this Agreement.

        “Existing Investors” is defined in the preamble to this Agreement.

        “Existing Loan” is defined in the recitals to this Agreement.

        “Existing Mortgage” is defined in the recitals to this Agreement.

        “Existing Mortgaged Property” is defined in the recitals to this Agreement.

        “Existing Securities Purchase Agreement” is defined in the recitals to this Agreement.

        “Existing Security Agreement” is defined in the recitals to this Agreement.

        “Existing Subsidiary Guaranty” is defined in the recitals to this Agreement.

        “Existing UCC Collateral” is defined in the recitals to this Agreement.

        “Guarantor” is defined in the recitals to this Agreement.

        “Investors” is defined in the preamble to this Agreement.

        “Leases” shall have the meaning ascribed to such term in the Existing Mortgage.

        “Loans” is defined in the recitals to this Agreement.

        “New Borrower Loan Documents” is defined in the recitals to this Agreement.

        “New Debenture” is defined in the recitals to this Agreement.

        “New Investors” is defined in the preamble to this Agreement.

        “New Loan” is defined in the recitals to this Agreement.

        “New Securities Purchase Agreement” is defined in the recitals to this Agreement.

        “New Security Agreement” is defined in the recitals to this Agreement.

        “New UCC Collateral” is defined in the recitals to this Agreement.

        “Notice Period” is defined in Section 2.4(a).

        “Rents” shall have the meaning ascribed to such term in the Existing Mortgage.

        “Satellite” is defined in the preamble to this Agreement.

        “Secured Creditor Remedies” means any action in furtherance of the sale, foreclosure, realization upon, repossession, liquidation, preservation or maintenance of any Collateral or the perfection and maintenance of perfection of any liens upon such Collateral, including without limitation, (i) the exercise of any remedies or rights of a “Secured Creditor” under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the foreclosure or exercise of any rights with respect to the Existing Mortgaged Property, the Leases or the Rents pursuant to the Existing Mortgage; (iii) the exercise of any remedies available to a judgment creditor; or (iv) any other remedy available in respect of the Collateral available to any Investor under any Existing Guarantor Security Documents or the New Security Agreement.

        “Security Documents” means the Existing Mortgage, Existing Security Agreement and New Security
Agreement.

        “Transaction Documents” means the Existing Securities Purchase Agreement, Existing Debentures, Existing Subsidiary Guaranty, Existing Mortgage, Existing Security Agreement, New Securities Purchase Agreement, New Debentures, New Security Agreement, and any other document, instrument or agreement evidencing or securing the Loans.

        “UCC” means the Uniform Commercial Code as adopted in the State of Florida, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or the effect of such perfection.

        “UCC Collateral” means the Existing UCC Collateral and the New UCC Collateral.

        “Unsecured Remedies” means any legal remedy available to an Investor under any of the Transaction Documents that is not a Secured Creditor Remedy. For the avoidance of doubt, it is understood and agreed that as and for an Unsecured Remedy, any Investor shall have the right to sue the Borrower and/or the Guarantor with respect to a breach by Borrower and/or Guarantor under any of the applicable Transaction Documents; provided, however, (i) such Investor shall not have the right to enforce or execute any judgment obtained in connection with such lawsuit against any Collateral and (ii) the obtaining of any such judgment shall not affect (x) the right of Collateral Agent to enforce any Secured Creditor Remedy against any Collateral or (y) the priority of distributions to the Investors under this Agreement with respect to any proceeds of the exercise of any such Secured Creditor Remedy (for example, but without limiting the generality of the foregoing, if an Existing Investor obtains a personal judgment against Guarantor in respect of its Existing Debenture, such Existing Investor shall not have the right to enforce such judgment with respect to the Existing Collateral and, if subsequently Collateral Agent forecloses upon the Existing Collateral or any portion thereof, the fact that such Existing Investor obtained a personal judgment against Guarantor prior to such foreclosure shall not afford such Existing Investor any priority over any other Existing Investor with respect to the distribution of the proceeds of such foreclosure, which distribution shall be made in accordance with the terms of this Agreement notwithstanding the existence of such prior judgment).

    2.        Collateral Agent.

    2.1.              Appointment. Each of the Existing Investors hereby appoints Satellite as its collateral agent with respect to the Existing Mortgage and the Existing Security Agreement, and each of the New Investors hereby appoints Satellite as its collateral agent with respect to the New Security Agreement (Satellite, in such capacity, the “Collateral Agent”). Each Investor hereby irrevocably authorizes Collateral Agent to act as agent for such Investor solely with respect to exercising any Secured Creditor Remedies and to take such actions as the Investors are obligated or entitled to take under the provisions of the Security Documents with respect to any Secured Creditor Remedies and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Collateral Agent agrees to act as such upon the express conditions contained in this Agreement in substantially the same manner that it would act in dealing with a loan or investment held for its own account. Collateral Agent shall not have a fiduciary relationship with respect to any Investor by reason of this Agreement or anything contained in the Security Documents. The provisions of this Agreement, other than Section 3.19, are solely for the benefit of Collateral Agent and the Investors, and neither Borrower nor Guarantor shall have any rights to rely on or enforce any of the provisions hereof other than Section 3.19. In performing its functions and duties under this Agreement, Collateral Agent shall act solely as agent of the Investors and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for Borrower and/or Guarantor.

    2.2.              Powers. Collateral Agent shall have the sole power and authority to exercise any Secured Creditor Remedy under the Security Documents, together with such powers as are reasonably incidental thereto. Collateral Agent shall not be considered, or be deemed, a separate agent of the Investors hereunder or under any Transaction Document, but is, and shall be deemed, acting in its contractual capacity as Collateral Agent, exercising such rights and powers under the Security Documents as Collateral Agent is entitled to take hereunder. Collateral Agent shall have no implied duties to the Investors, or any obligation to the Investors to take any action. Each Investor agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or Guarantor or any other person hereunder or under any other Transaction Document with respect to exercising any Secured Creditor Remedy. With respect to any action by Collateral Agent to exercise any Secured Creditor Remedy, each Investor hereby consents to the jurisdiction of the court in which such action is maintained. For the avoidance of doubt, it is understood and agreed that the power and authority granted to Collateral Agent under this Agreement does not include the power or authority to consent to or approve any matter or thing provided for in the Security Documents to be approved by or consented to by any of the Investors thereunder (including, without limitation, approval of casualty insurance with respect to the Existing Mortgaged Property), except to the extent that such consent or approval relates to the exercise of any Secured Creditor Remedy.

2.3. Priority upon Liquidation; Distribution and Apportionment of Payments.

    (a)               Each Investor acknowledges and agrees that the rights of the Debentures and the Existing Debentures shall be pari passu and shall each rank senior to any other debt or equity securities of the Borrower.  In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or any of its subsidiaries or to its or their creditors, as such, or to its or their assets or (y) the dissolution or other winding up of the Borrower or its subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Borrower or any of its subsidiary (each a “Liquidation Event”), each Investor shall be entitled, pari passu with the amounts payable to the other Investors, to receive payment in full of all principal of, and all interest and other amounts due or to become due on, its Debenture before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any other debt or equity securities of the Borrower, whether on account of any purchase, exchange or redemption or other acquisition of such debt or equity securities, at maturity or otherwise.

    (b)               Each Investor acknowledges and agrees that each Investor shall be solely responsible for the collection and receipt directly from Borrower of all payments of interest and principal required to be paid by Borrower or Guarantor, as applicable, under the applicable Transaction Documents, other than any such payments of interest, principal or any other sums payable to Investors thereunder in connection with the exercise of any Secured Creditor Remedy. Any payments of any kind or nature in connection with the exercise of a Secured Creditor Remedy shall be made to Collateral Agent and distributed to the Investors in accordance with this Section 2.3. In the event that any Investor (other than Satellite, as Collateral Agent) receives any funds or property of any kind or nature from Borrower or Guarantor in connection with the exercise of any Secured Creditor Remedy, such Investor shall hold same in trust for the other Investors entitled to share in such funds or property and shall promptly (and in any event, within not more than three (3) Business Days after receipt thereof), deliver such funds or property to Collateral Agent, whereupon Collateral Agent shall distribute such funds to the Investors in accordance with this Section 2.3.

    (c)               Collateral Agent and the Investors hereby acknowledge and agree that all proceeds from (i) the Existing Collateral obtained through the exercise of any Secured Creditor Remedy shall be solely for the benefit of the Existing Investors until all of the Existing Loans have been repaid in full; and (ii) the New Collateral through the exercise of any Secured Creditor Remedy shall be solely for the benefit of the New Investors until all of the New Loans have been repaid in full. Any payments actually received by Collateral Agent for the account of the Investors in connection with the exercise of any Secured Creditor Remedy shall be paid to the Investors promptly after receipt thereof by Collateral Agent, by wire transfer of immediately available U.S. funds to an account at a financial institution in the United States designated by each Investor by written notice to Collateral Agent containing the wire transfer instructions of such account. All such payments shall be net of the actual out-of-pocket costs and expenses of Agent incurred in connection with the collection and distribution thereof (including, without limitation, reasonable attorneys’ fees and disbursements). All payments made hereunder to (i) the Existing Investors shall be made on a pro rata basis, based on the amount of the Existing Loans then owned by the Existing Investors; and (ii) the New Investors shall be made on a pro rata basis, based on the amount of the New Loans then owned by the New Investors. Collateral Agent shall not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Investor and may suspend all payments and seek appropriate relief (including without limitation an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. Any payment required to be distributed by Collateral Agent hereunder to any Investor that is not organized under the laws of the United States of America, or a state thereof, shall not be required to by distributed to such Investor for five (5) Business Days after such Investor delivers to Collateral Agent two duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Investor is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes. Each Investor which so delivers a Form W8BEN or W8ECI further undertakes to deliver to Collateral Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Collateral Agent, in each case certifying that such Investor is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Investor from duly completing and delivering any such form with respect to it and such Investor advises Collateral Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

2.4. Notice Rights.

    (a)               Notwithstanding anything contained herein to the contrary, but subject to the provisions of this Section 2.4, Collateral Agent shall not commence the exercise of any Secured Creditor Remedy without giving written notice (a “Collateral Notice”) to each Investor at least five (5) Business Days prior to the date on which Collateral Agent commences the exercise of such Secured Creditor Remedy (such period, the “Notice Period”). Each Collateral Notice shall contain a description of the Secured Creditor Remedy that Collateral Agent intends to commence.

    (b)               Notwithstanding the provisions of Section 2.4(a), in the event that Collateral Agent reasonably determines that the delay in the commencement of a Secured Creditor Remedy occasioned by the Notice Period will either (i) prejudice the rights of the Investors and/or (ii) adversely affect the exercise of any Secured Creditor Remedy, then the Notice Period shall be deemed to be shortened to such time period Collateral Agent determines, in its sole discretion, to be the longest allowable delay in the commencement of such Secured Creditor Remedy without prejudicing the rights of the Investor or otherwise adversely affecting the exercise of such Secured Creditor Remedy. For the avoidance of doubt, it is understood and agreed that the Notice Period may be reduced or eliminated entirely pursuant to the preceding sentence with respect to the commencement of the exercise of a Secured Creditor Remedy and (ii) Collateral Agent shall not have any liability of any kind or nature to any Investor on account of the reduction or elimination of the Notice Period, including, without limitation, if such reduction or elimination is caused by the negligence of Collateral Agent.

    (c)               During the Notice Period, each Investor shall have the right to review any document, agreement or pleading proposed to be delivered by Collateral Agent in connection with a proposed Secured Creditor Remedy. Notwithstanding the foregoing, Collateral Agent shall not have any obligation to take any action or incorporate any change to any such document, agreement or pleading as may be requested by an Investor.

    2.5.              Allocation and Reimbursement of Collection Costs. Regardless of whether Collateral Agent is successful in acquiring title to any Collateral, (i) the Existing Investors shall reimburse Collateral Agent for all of its Collection Costs with respect to any Existing Collateral, and such reimbursement shall be made by each Existing Investor on a pro rata basis, based on the amount of the Existing Loans then owned by such Existing Investor as compared to the aggregate amount of the Existing Loans then outstanding; and (ii) the New Investors shall reimburse Collateral Agent for all of its Collection Costs with respect to any New Collateral, and such reimbursement shall be made by each New Investor on a pro rata basis, based on the amount of the New Loans then owned by such New Investor as compared to the aggregate amount of the New Loans then outstanding. Each Investor shall pay its share of Collection Costs payable hereunder promptly (but in no event later than three Business Days) upon receipt of written request therefore from Collateral Agent.

    2.6.              Acquisition of Collateral. In the event that all or any portion of the Collateral is acquired by Collateral Agent as the result of the exercise of any Secured Creditor Remedy, or is retained in satisfaction of all or any part of Borrower’s or Guarantor’s obligations under the Transaction Documents, title to any such Collateral or any portion thereof shall be held in the name of Collateral Agent or a nominee or subsidiary of Collateral Agent, as agent, for the ratable benefit of (i) the Existing Investors if and to the extent such Collateral is Existing Collateral, and (ii) the New Investors if and to the extent such Collateral is New Collateral. Collateral Agent shall determine the course of action for such Collateral in its sole discretion. To the extent there is net operating income from such Collateral, Collateral Agent shall determine the amount and timing of distributions to the Existing Investors or the New Investors, as the case may be.

    2.7.              Exculpation. Neither Collateral Agent nor any of its directors, officers, partners, agents, representatives, advisors or employees (collectively, the “Collateral Agent Parties”) shall be liable to any Investor for any action taken or omitted to be taken by any of them hereunder or under any Transaction Document or in connection herewith or therewith, except for their own gross negligence or willful misconduct. In the absence of gross negligence and willful misconduct, none of Collateral Agent Parties shall be liable for any apportionment or distribution of payments made by them in good faith under this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Investor to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which such recipients are determined to have been entitled to receive.

    2.8.              No Responsibility for Loans, Representations, Etc. None of Collateral Agent Parties shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document or any use of the Loans; (ii) the performance or observance of any of the covenants or agreements of any party to any Transaction Document; (iii) the satisfaction of any condition specified in any Transaction Document; or (iv) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith.

    2.9.              Employment of Agents and Counsel. Collateral Agent may undertake any of its duties as Collateral Agent hereunder and under any Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be liable to any Investor for the default or misconduct of any such agents or attorneys-in-fact selected in good faith by Collateral Agent. Collateral Agent shall be entitled to obtain and rely on advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any Transaction Document.

    2.10.              Reliance on Documents; Counsel. Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Collateral Agent, which counsel may be an employee of Collateral Agent.

    2.11.              Indemnification. The Investors hereby indemnify each of the Collateral Agent Parties for any losses, obligations, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and other liabilities of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of Collateral Agent’s performance of its obligations under this Agreement, except for (i) Collection Costs (the reimbursement of which shall be governed by Section 2.5), and (ii) liabilities directly attributable to the gross negligence or willful misconduct of any Collateral Agent Party. The payment of any indemnification obligation hereunder shall be made by each Investor on a pro rata basis, based on the amount of the Loans then owned by such Investor as compared to the aggregate amount of the Loans then outstanding. Each Investor shall pay its share of any indemnification obligation hereunder promptly (but in no event later than three Business Days) upon receipt of written request therefore from Collateral Agent.

2.12. Successor Agent.

    (a)               Any person or entity serving as Collateral Agent may resign as Collateral Agent hereunder at any time by giving written notice thereof to each Investor, and such resignation shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 2.12(b) below. Any person or entity serving as Collateral Agent may be removed at any time or from time to time by the affirmative vote of (x) the Existing Investors holding a majority of the Existing Loans then outstanding, and (y) the New Investors holding a majority of the New Loans then outstanding (provided, however, that notwithstanding the foregoing, Satellite may not be removed as Collateral Agent unless it has been finally determined by a court of law that Satellite performed its obligations hereunder with gross negligence or willful misconduct), and such removal shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 2.12(b) below.

    (b)               Upon the resignation or removal of a Collateral Agent, a successor agent may be appointed by the Investors by the affirmative vote of (i) the Existing Investors holding a majority of the Existing Loans then outstanding, and (ii) the New Investors holding a majority of the New Loans then outstanding, and such appointment shall become effective upon such successor agent accepting such appointment in writing. If no successor agent shall have been so appointed by the Investors within thirty (30) days after receipt of a resignation notice from Collateral Agent, then Collateral Agent shall have the right to appoint a successor agent in its sole and absolute discretion, and such successor agent shall commence serving as Collateral Agent hereunder upon such successor agent’s acceptance of such appointment in writing.

    (c)               Upon acceptance by a successor agent of its appointment as Collateral Agent hereunder, such successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of Collateral Agent hereunder, and Collateral Agent that is resigning or being removed shall be discharged from its duties and obligations hereunder; provided, however, all indemnification and exculpation rights of such Collateral Agent under this Agreement, and all of the rights of such Collateral Agent contained in Sections 2.7, 2.8, 2,9 and 2.11 of this Agreement, shall survive such retirement or removal.

    3.        Miscellaneous.

3.1. Obligations Hereunder Not Affected. This Agreement shall continue in full force and effect regardless of:

    (a)               the commencement of a Bankruptcy Case (all references herein to Borrower or Guarantor being deemed to apply to Borrower and/or Guarantor, as the case may be, as debtor-in-possession and to a trustee for the estate of Borrower and/or Guarantor in a Bankruptcy Case), and shall apply with full force and effect with respect to all collateral acquired by Borrower and/or Guarantor, and to all indebtedness incurred by any Borrower and/or Guarantor, subsequent to such commencement;

(b) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto;

    (c)               any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of any Loan;

    (d)               any manner of application of Collateral, or proceeds thereof, to all or any portion of the Loans, or any manner of sale or other disposition of any Collateral for all or any portion of the Loans or any other assets of Borrower or Guarantor or any other affiliates of Borrower or Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of Borrower or Guarantor or any other affiliates of Borrower; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, Guarantor or any Investor subject to the terms hereof.

    3.2.              Section 9504 Notice and Waiver of Marshaling. Each Investor hereby acknowledges that this Agreement shall constitute notice of the other Investors’ interests in the Collateral, as provided by Section 9504 of the UCC with respect to the UCC Collateral, and each Investor waives any right to compel the other Investors to marshal any of the Collateral or to seek payment from any particular assets of Borrower and/or Guarantor or from any third party.

    3.3.              Additional Documents. So long as all or any portion of an Investor’s Debenture remains outstanding, each Investor will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required by Collateral Agent in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

    3.4.              Binding Effect; Amendments; Governing Law. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until all amounts payable under the Debentures and the Guaranty have been paid in full. Any waiver hereunder must be evidenced by a signed writing of a party to be bound thereby, and shall only be effective in the specific instance. In order to be effective, any amendment of this Agreement must be in writing and must be executed by (i) Collateral Agent, (ii) the Existing Investors holding a majority of the Existing Loans then outstanding, and (iii) the New Investors holding a majority of the New Loans then outstanding. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that actions may be tried and litigated in the state and federal courts located in the City and County of New York, in the State of New York.

    3.5.              Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein other than those contained in Section 3.19 are solely for the benefit of Collateral Agent and the Investors, and there are no other parties, including Borrower, Guarantor or any of the creditors, successors, or assigns of Borrower and/or Guarantor, which are intended to be benefited, in any way, by this Agreement, other than Section 3.19. The understandings, covenants, and agreements contained in Section 3.19 hereof are also made for the benefit of Borrower and Guarantor.

    3.6.              No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Investors have with respect to any third parties. Each Investor hereby specifically reserves all of its rights against Borrower, Guarantor and all other third parties, except as expressly provided herein with respect to the Secured Creditor Remedies and as provided in Section 3.19.

    3.7.              Notices. Any notice, demand or request required or permitted to be given by Collateral Agent or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to Collateral Agent:

Satellite Asset Management
623 Fifth Avenue, 20th Floor
New York, NY 10022
Attn: Charles Gassenheimer
Tel: 212-209-2087
Fax: 212-209-2020

With a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Attn: Robert L. Mazzeo, Esq.
Tel: 212-883-1700
Fax: 212-883-8883

If to an Existing Investor:

To the address for such Existing Investor set forth on its signature page to the Existing Securities Purchase Agreement

If to a New Investor:

To the address for such Investor set forth on its signature page to the New Securities Purchase Agreement or as shall be otherwise designated by Collateral Agent or an Investor in writing to the other parties hereto in accordance with this Section 3.7.

    3.8.              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    3.9.              Complete Agreement. This Agreement constitutes the complete agreement and understanding of each Investor and Collateral Agent and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

3.10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of each Investor, the Collateral Agent, Borrower and Guarantor.

    3.11.              Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

3.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

    3.13.              Waiver of Jury Trial. EACH OF THE INVESTORS AND THE COLLATERAL AGENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY INVESTOR OR THE COLLATERAL AGENT WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH INVESTOR AND THE COLLATERAL AGENT HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

3.14. Separate Loans. Each Investor acknowledges that the Loans are distinct, separate transactions and loans, separate and apart from each other to the fullest extent permitted by law.

    3.15.              Injunction. Each Investor acknowledges (and waives any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by an Investor hereunder and that a breach by an Investor hereunder would cause irreparable harm to the other Investors. Accordingly, each Investor agrees that upon a breach of this Agreement by an Investor, the remedies of injunction, declaratory judgment and specific performance shall be available to each non-breaching Investor without the necessity of posting bond or showing economic loss.

    3.16.              Conflicts. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Transaction Documents, the terms and conditions of this Agreement shall control.

3.17. No Joint Venture. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

    3.18.              No Waiver; Remedies. No failure on the part of any Investor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    3.19.              Consent of Existing Investors. By executing and delivering this Agreement, (A) each of the Existing Investors hereby consents to the Borrower’s execution and delivery, and the performance of its obligations under, the New Securities Purchase Agreement, and all of the agreements contemplated by the New Securities Purchase Agreement; and (B) each of the Existing Investors and the New Investors hereby consents to the acquisition and related transactions involving the Borrower, Giner Electrochemical Systems, LLC and Giner, Inc.; and, in each case, such consent by the Existing Investors is hereby given in accordance with the Existing Borrower Loan Documents and the Existing Guarantor Security Documents.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the Investors, Collateral Agent, Borrower and Guarantor have executed this Agreement as of the Effective Date.

BORROWER: ENER1, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

GUARANTOR: ENER1 BATTERY COMPANY, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

COLLATERAL AGENT: SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC BY: /S/ Brian S. Kriftcher —————————————— Brian S. Kriftcher Chief Operating Officer and Principal

         [Counterpart Signature Page to Amended and Restated Intercreditor Agreement]

EXISTING INVESTOR BY: /S/ —————————————— Name: Title:

         [Counterpart Signature Page to Amended and Restated Intercreditor Agreement]

NEW INVESTOR: BY: /S/ —————————————— Name: Title:

EXHIBIT A

Legal Description of Mortgaged Property

The West 1/2 of Lot 40, of FORT LAUDERDALE INDUSTRIAL AIRPARK SECTION 2, according to the map or plat thereof, as recorded in Plat Book 63, Page 8, of the Public Records of Broward County, Florida, less the South 5 feet.

Together with appurtenant rights under Joint Use Agreement, recorded in Official Records Book 22595, at Page 204, Public Records of Broward County, Florida.